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                                                                     EXHIBIT 2.1

                       PLAN OF REORGANIZATION AND MINORITY
                                 STOCK ISSUANCE

                     NAUGATUCK VALLEY SAVINGS AND LOAN, S.B.

                             NAUGATUCK, CONNECTICUT

                         Adopted as of May 17, 2004 and
                    Amended and Restated as of June 15, 2004

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                                TABLE OF CONTENTS

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                                                                                          PAGE
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
1.     Introduction..................................................................       1

2.     Definitions...................................................................       2

3.     General Procedure for the Reorganization......................................       6

3A.    Establishment and Funding of Charitable Foundation............................      11

4.     Total Number of Shares and Purchase Price of Conversion Stock.................      12

5.     Subscription Rights of Eligible Account Holders (First Priority)..............      13

6.     Subscription Rights of Tax-qualified Employee Stock Benefit
          Plans (Second Priority)....................................................      14

7.     Subscription Rights of Supplemental Eligible Account Holders
          (Third Priority)...........................................................      14

8.     Subscription Rights of Other Members (Fourth Priority)........................      15

9.     Community Offering, Syndicated Community Offering and
          Other Offerings............................................................      15

10.    Limitations on Subscriptions and Purchases of Conversion Stock................      17

11.    Timing of Subscription Offering; Manner of Exercising Subscription
          Rights and Order Forms.....................................................      20

12.    Payment for Conversion Stock..................................................      22

13.    Account Holders in Nonqualified States or Foreign Countries...................      23

14.    Voting Rights of Shareholders.................................................      23

15.    Transfer of Deposit Accounts..................................................      23

16.    Requirements Following Conversion for Registration, Market Making and
          Stock Exchange Listing.....................................................      24

17.    Directors and Officers of the Bank............................................      24
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
18.    Requirements for Stock Purchases by Directors and Officers
          Following the Reorganization...............................................      24

19.    Restrictions on Transfer of Stock.............................................      24

20.    Restrictions on Voting Holding Company Stock..................................      25

21.    Adoption of Federal Stock Charter and Bylaws..................................      25

22.    Tax Rulings or Opinions.......................................................      25

23.    Stock Compensation Plans......................................................      26

24.    Dividend and Repurchase Restrictions on Stock.................................      26

25.    Payment of Fees to Brokers....................................................      26

26.    Effective Date................................................................      27

27.    Amendment or Termination of the Plan..........................................      27

28.    Interpretation of the Plan....................................................      27
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1.       INTRODUCTION.

         For purposes of this section, all capitalized terms have the meanings ascribed to them in Section 2.

         The Board of Directors of the Bank has unanimously adopted this Plan of Reorganization and Minority Stock Issuance pursuant to which the Bank will reorganize into a mutual holding company structure under the laws of the United States. This Plan is being adopted in connection with the Bank's adoption of a separate Plan of Charter Conversion pursuant to which the Bank will convert from a Connecticut-chartered mutual savings bank to a federal mutual savings bank. It is intended that the Charter Conversion will occur immediately or as soon as practicable prior to the Reorganization. As a result, this Plan has been drafted and should be interpreted assuming the Bank is in the federal mutual savings bank form of organization and the Charter Conversion has been consummated. As part of the Reorganization and in accordance with this Plan, a mutual holding company to be known as Naugatuck Valley Mutual Holding Company (the "MHC") will be established, as well as Naugatuck Valley Financial Corporation (the "Holding Company"), which will be a federal corporation. In addition, a federally-chartered stock savings bank, which will be named Naugatuck Valley Savings and Loan, will also be established. The Holding Company will be a majority-owned subsidiary of the MHC at all times so long as the MHC remains in existence, and the Bank will be a wholly-owned subsidiary of the Holding Company. The Plan also provides that non-transferable subscription rights to purchase up to 49.9% of the common stock of the Holding Company ("Conversion Stock") shall be granted to certain deposit account holders of the Bank pursuant to the Plan and in accordance with the regulations of the OTS. This Reorganization and the Offerings will permit the Bank to control the amount of capital being raised to enable the Bank to more prudently deploy the proceeds, while at the same time enabling the Bank to: (1) support future lending and operational growth, including branching activities and acquisitions of other financial institutions or financial services companies; (2) increase its ability to render services to the communities it serves; (3) compete more effectively with commercial banks and other financial institutions for new business opportunities; and (4) increase its equity capital base and access the capital markets when needed.

         In furtherance of the Bank's commitment to its community, the Plan provides for the establishment of a charitable foundation as part of the Reorganization and Offerings. The charitable foundation is intended to complement the Bank's existing community reinvestment activities in a manner that will allow the Bank's local communities to share in the growth and profitability of the Holding Company and the Bank over the long term. Consistent with the Bank's goal, the Holding Company intends to donate to the charitable foundation immediately following the Offerings a number of shares of its authorized but unissued Holding Company Common Stock in an amount up to 2% of the Holding Company Common Stock issued in the Offerings and to the MHC in the Reorganization.

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         This Plan is subject to the approval of the OTS and must be adopted by at least a majority of the total number of outstanding votes eligible to be cast by Voting Members at the Special Meeting.

2.       DEFINITIONS.

         As used in this Plan, the terms set forth below have the following meaning:

         ACTING IN CONCERT means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement or understanding; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another Person or company ("other party") shall also be deemed to be acting in concert with any Person who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated and participants or beneficiaries of any such Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert solely as a result of their common interests as participants or beneficiaries. When Persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is Acting in Concert shall be made solely by the Board of Directors of the Bank or by Officers designated by such Board and may be based on any evidence upon which the Board or such designees chooses to rely, including, without limitation, joint account relationships or the fact that such Persons have filed joint Schedules 13D or Schedules 13G with the SEC with respect to other companies. Directors of the Holding Company, the Bank and the MHC shall not be deemed to be Acting in Concert solely as a result of their membership on any such board or boards.

         ACTUAL PURCHASE PRICE means the price per share at which the Conversion Stock is ultimately sold by the Holding Company in the Offerings in accordance with the terms hereof.

         AFFILIATE means a Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

         ASSOCIATE, when used to indicate a relationship with any Person, means
(i) savings association, a corporation or organization (other than the MHC, the Holding Company, the Bank or a majority-owned subsidiary of the MHC, the Holding Company or the Bank) of which such Person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person

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serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any Tax-Qualified Employee Stock Benefit Plan in which such Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the MHC, the Holding Company or the Bank or any of their subsidiaries.

         BANK means Naugatuck Valley Savings and Loan, S.B., a
Connecticut-chartered mutual savings bank, or Naugatuck Valley Savings and Loan, a federally-chartered mutual savings bank, as the context of this Plan requires.

         BANK BENEFIT PLANS includes, but is not limited to, Tax Qualified Employee Stock Benefit Plans and Non-Tax Qualified Employee Stock Benefit Plans.

         BANK COMMON STOCK means the common stock of the Bank, par value $1.00 per share, which stock will not be insured by the FDIC or any other governmental authority, all of which will be held by the Holding Company.

         CHARTER CONVERSION means the conversion of the Bank's charter from a Connecticut state-chartered mutual savings bank charter to a federally chartered mutual savings bank charter.

         CODE means the Internal Revenue Code of 1986, as amended.

         COMMUNITY OFFERING means the offering for sale by the Holding Company of any shares of Conversion Stock not subscribed for in the Subscription Offering to such Persons within or without counties of Fairfield and New Haven Counties, Connecticut as may be selected by the Holding Company and the Bank in their sole discretion and to whom a copy of the Prospectus is delivered by or on behalf of the Holding Company.

         CONTROL (including the terms "controlling," "controlled by," and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         CONVERSION STOCK means the Holding Company Common Stock to be issued to the MHC, to be contributed by the Holding Company to the Foundation and to be sold by the Holding Company in the Offerings pursuant to the Plan. The Conversion Stock will not be insured by the FDIC or any other governmental authority.

         DEPOSIT ACCOUNT means any withdrawable account as defined in Section
561.42 of the Rules and Regulations of the OTS, including a demand account as defined in Section 561.16 of the Rules and Regulations of the OTS.

         ELIGIBLE ACCOUNT HOLDER means any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining Subscription Rights.

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         ELIGIBILITY RECORD DATE means the date for determining Eligible Account
Holders and is the close of business on April 30, 2003.

         ESOP means a Tax Qualified Employee Stock Benefit Plan adopted by the MHC, Holding Company or the Bank in connection with the Reorganization, the purpose of which shall be to acquire capital stock of the Holding Company, including Conversion Stock.

         ESTIMATED PRICE RANGE means the range of the estimated aggregate pro forma market value of the total number of shares of Conversion Stock to be issued in the Offerings, as determined by the Independent Appraiser in accordance with Section 4 hereof.

         FOUNDATION means a charitable foundation that will qualify as an exempt organization under Section 501(c)(3) of the Code the establishment and funding of which is contemplated by Section 3A herein.

         FDIC means the Federal Deposit Insurance Corporation or any successor thereto.

         HOLDING COMPANY means Naugatuck Valley Financial Corporation, a stock corporation to be organized under the laws of the United States. Upon completion of the Reorganization, the Holding Company shall hold all of the outstanding capital stock of the Bank.

         HOLDING COMPANY COMMON STOCK means the common stock of the Holding Company, par value $.01 per share, which stock cannot and will not be insured by the FDIC or any other governmental authority.

         INDEPENDENT APPRAISER means the independent investment banking or financial consulting firm retained by the Holding Company and the Bank to prepare an appraisal of the estimated pro forma market value of the Conversion Stock.

         INITIAL PURCHASE PRICE means the price per share to be paid initially by Participants for shares of Conversion Stock subscribed for in the Subscription Offering and by Persons for shares of Conversion Stock ordered in the Community Offering and/or Syndicated Community Offering.

         MANAGEMENT PERSON means any Officer or director of the Bank or any Affiliate of the Bank and any person Acting in Concert with such Officer or director.

         MEMBER means any Person qualifying as a member of the Bank in accordance with its federal mutual charter and bylaws adopted in connection with the Plan of Charter Conversion, or any Person who would qualify as a member of the Bank in accordance with such federal mutual charter and bylaws but for the fact that such federal mutual charter and bylaws are not yet effective with the OTS, as the context of this Plan requires, and the

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laws of the United States, and any Person qualifying as a member of the MHC in accordance with the mutual charter and bylaws and the laws of the United States.

         MHC means Naugatuck Valley MHC, a company organized under the laws of the United States. Upon completion of the Reorganization, the MHC shall hold at least 50.1% of the outstanding Holding Company Common Stock.

         MINORITY STOCKHOLDER means any owner of the Holding Company's Common Stock other than the MHC and the Foundation.

         OFFERINGS mean the offering of Conversion Stock to Persons other than the MHC and the Foundation in the Subscription Offering, the Community Offering and the Syndicated Community or Public Offering.

         OFFICER means the president, chief executive officer, vice-president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer and any other person performing similar functions with respect to any organization whether incorporated or unincorporated.

         ORDER FORM means the form or forms to be provided by the Holding Company, containing all such terms and provisions as set forth in Section 11 hereof, to a Participant or other Person by which Conversion Stock may be ordered in the Offerings.

         OTHER MEMBER means a Voting Member who is not an Eligible Account Holder or a Supplemental Eligible Account Holder.

         OTS means the Office of Thrift Supervision or any successor thereto.

         PARTICIPANT means any Eligible Account Holder, Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holder or Other Member, but does not include the MHC or the Foundation.

         PERSON means an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a limited liability partnership, a trust, an unincorporated organization or a government or any political subdivision thereof.

         PLAN and PLAN OF REORGANIZATION mean this Plan of Reorganization and Minority Stock Issuance as adopted by the Board of Directors of the Bank and any amendment hereto approved as provided herein.

         PROSPECTUS means the one or more documents to be used in offering the Conversion Stock in the Offerings.

         PROXY STATEMENT means the document used to solicit approval of the Plan and the funding of the Foundation by Voting Members.

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         PUBLIC OFFERING means an underwritten firm commitment offering to the public through one or more underwriters.

         QUALIFYING DEPOSIT means the aggregate balance of all Deposit Accounts in the Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

         REORGANIZATION means the reorganization of the Bank into the MHC and the organization of the Holding Company as a subsidiary of the MHC and the Stock Bank as a subsidiary of the Holding Company pursuant to this Plan.

         STOCK BANK means the federally chartered stock savings bank resulting from the conversion of the Bank to stock form pursuant to this Plan.

         SEC means the Securities and Exchange Commission.

         SPECIAL MEETING means the Special Meeting of Members of the Bank called for the purpose of soliciting the Members' approval of this Plan and the funding of the Foundation, including any adjournments or postponents of such meeting.

         SUBSCRIPTION OFFERING means the offering of the Conversion Stock to Participants.

         SUBSCRIPTION RIGHTS mean nontransferable rights to subscribe for Conversion Stock granted to Participants pursuant to the terms of this Plan.

         SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER means any Person, except directors and Officers of the Bank and their Associates, holding a Qualifying Deposit at the close of business on the Supplemental Eligibility Record Date.

         SUPPLEMENTAL ELIGIBILITY RECORD DATE, if applicable, means the date for determining Supplemental Eligible Account Holders and shall be required if the Eligibility Record Date is more than 15 months prior to the date of the approval of the Plan by the OTS. If applicable, the Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding OTS approval of the Plan.

         SYNDICATED COMMUNITY OFFERING means the offering for sale by a syndicate of broker-dealers to the general public of shares of Conversion Stock not purchased in the Subscription Offering and the Community Offering.

         TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN means any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which is established for the benefit of the

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employees of the MHC, the Holding Company and/or the Bank and any Affiliate
thereof and which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Code as from time to time in effect. A "Non-Tax-Qualified Employee Stock Benefit Plan" is any defined benefit plan or defined contribution stock benefit plan that is not so qualified.

         VOTING MEMBER means a Person who at the close of business on the Voting Record Date is entitled to vote as a Member of the Bank in accordance with its federal mutual charter and bylaws adopted in connection with the Plan of Charter Conversion.

         VOTING RECORD DATE means the date or dates for determining the eligibility of Members to vote at the Special Meeting.

3.       GENERAL PROCEDURE FOR REORGANIZATION.

                  (1)      Organization of the Holding Companies and the Bank

                  The Reorganization will occur immediately or as soon as practicable after the Charter Conversion. The Reorganization will be effected as follows: (i) the Bank will organize an interim stock savings bank as a wholly owned subsidiary ("Interim One"); (ii) Interim One will organize a stock corporation as a wholly owned subsidiary ("Holding Company"); (iii) Interim One will organize an interim federal savings bank as a wholly owned subsidiary ("Interim Two"); (iv) the Bank will convert its charter to a federal stock savings bank charter and Interim One will exchange its charter for a federal mutual holding company charter to become the MHC; (v) sequentially with step
(iv), Interim Two will merge with and into the Stock Bank with the Stock Bank as the resulting institution; (vi) former members of the Bank will become members of the MHC; (vii) MHC will contribute 100% of the issued common stock of the Stock Bank to the Holding Company; and (viii) the Holding Company will issue a majority of its common stock to the MHC.

         Contemporaneously with the Reorganization, the Holding Company will offer for sale in the Offerings shares of Holding Company Common Stock representing up to 49.9% the pro forma market value of the Holding Company and the Bank. Upon the consummation of the Reorganization, the legal existence of the Bank will not terminate, but the MHC will be a continuation of the Bank. All assets, rights, obligations and liabilities of whatever nature of the Bank that are not expressly retained by the MHC shall be transferred to the Stock Bank as part of the Reorganization. All property of the Bank (not expressly retained by the MHC), including its right, title and interest in all property of whatsoever kind and nature, interest and asset of every conceivable value or benefit then existing or pertaining to the Bank, or which would inure to the Bank immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed, will vest in the MHC and will then be transferred to the Stock Bank. The Stock Bank will have, hold and enjoy the same in its right and fully and to the same extent as the same was possessed, held and enjoyed by the Bank. The Stock Bank will continue to have, succeed to and be responsible for all the rights, liabilities and obligations the

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Bank had when it was in mutual form and will maintain its headquarters and operations at the Bank's present locations.

         Upon consummation of the Reorganization, substantially all of the assets and liabilities (including the savings accounts, demand accounts, tax and loan accounts, United States Treasury general accounts, or United States Treasury Time Deposit Accounts, as defined in the OTS regulations) of the Bank that are not expressly retained by the MHC shall become the assets and liabilities of the Stock Bank, which will thereupon become an operating savings association subsidiary of the Holding Company and of the MHC. The Bank will apply to the OTS to have the Holding Company receive or retain (as the case may be) up to 50% of the net proceeds of the Stock Offering, or such other amount as may be determined by the Board of Directors. The Stock Bank may distribute additional capital to the Holding Company following the Reorganization, subject to the OTS regulations governing capital distributions.

         The Board of Director of the Bank also intend to take all necessary steps to establish the Foundation and to fund the Foundation in the manner set forth in Section 3A hereof.

         (b)      Effect on Deposit Accounts and Borrowings

                  Each deposit account in the Bank on the effective date of the Reorganization will remain a deposit account in the Stock Bank in the same amount and upon the same terms and conditions, and will continue to be federally insured up to the legal maximum by the FDIC in the same manner as each deposit account existed in the Bank immediately prior to the Reorganization. Upon consummation of the Reorganization, all loans and other borrowings from the Bank shall retain the same status with the Stock Bank after the Reorganization as they had with the Bank immediately prior to the Reorganization.

(3)      The Bank

         Upon completion of the Reorganization, the Stock Bank will be authorized to exercise any and all powers, rights and privileges of, and will be subject to all limitations applicable to, capital stock savings associations under federal law and regulations. A copy of the proposed charter and bylaws of the Stock Bank is attached hereto as EXHIBIT A and made a part of this Plan. The Reorganization will not result in any reduction of the amount of retained earnings and general loss reserves will be accounted for by the MHC, the Holding Company and the Stock Bank on a consolidated basis in accordance with generally accepted accounting principles.

         The initial members of the Board of Directors of the Stock Bank will be the members of the existing Board of Directors of the Bank. The Stock Bank will be wholly-owned by the Holding Company. The Holding Company will be wholly-owned by its stockholders who will consist of the MHC and, initially, the persons who purchase Conversion Stock. Upon the effective date of the Reorganization, the voting and membership rights of Members will be transferred to the MHC, subject to the conditions specified below.

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(4)      The Holding Company

         The Holding Company will be authorized to exercise any and all powers, rights and privileges, and will be subject to all limitations applicable to savings and loan holding companies and mutual holding companies under federal law and regulations. The initial members of the Board of Directors of the Holding Company will be appointed by the Bank. Thereafter, the voting stockholders of the Holding Company will elect approximately one-third of the Holding Company's directors annually. A copy of the proposed charter and bylaws of the Holding Company is attached hereto as EXHIBIT B and made a part of this Plan.

         The Holding Company will have the power to issue shares of Holding Company Common Stock to persons other than the MHC. However, so long as the MHC is in existence, the MHC will be required to own at least a majority of the Holding Company Common Stock. The Holding Company may issue any amount of non-voting stock to persons other than the MHC. The Holding Company will be authorized to undertake one or more minority stock offerings of less than 50% in the aggregate of the total outstanding Holding Company Common Stock, and the Holding Company intends to offer for sale up to 49.9% of Holding Company Common Stock in the Offerings.

(5)      The Mutual Holding Company

         As a mutual corporation, the MHC will have no stockholders. The members of the MHC will have exclusive voting authority as to all matters requiring a vote of members under the charter of the MHC. Persons who have membership rights with respect to the Bank under its existing charter immediately prior to the Reorganization shall continue to have such rights solely with respect to the MHC after Reorganization so long as such persons remain depositors of the Stock Bank after the Reorganization. In addition, all persons who become depositors of the Stock Bank following the Reorganization will have membership rights with respect to the MHC. The rights and powers of the MHC will be defined by the MHC's charter and bylaws as attached hereto as EXHIBIT C and by the statutory and regulatory provisions applicable to savings and loan holding companies and mutual holding companies. In particular, the MHC shall be subject to the limitations and restrictions imposed on savings and loan holding companies by
Section 10(o)(5) of the Home Owners' Loan Act of 1933, as amended.

         The initial members of the Board of Directors of the MHC will be the existing Board of Directors of the Bank. Thereafter, approximately one-third of the directors of the MHC will be elected annually by the members of the MHC who will consist of the former Members of the Bank and all persons who become depositors of the Stock Bank after the Reorganization.

(6)      Charters and Bylaws

         Copies of the proposed charter and bylaws of the Stock Bank, the Holding Company and the MHC are attached hereto as EXHIBIT A, EXHIBIT B AND EXHIBIT C, respectively, and made a part of this Plan. By their approval of this Plan, the Voting Members

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shall have approved and adopted the charter and bylaws of the Stock Bank, the
Holding Company and the MHC. The total shares of Holding Company Common Stock authorized under the Holding Company charter will exceed the shares of Holding Company Common Stock to be issued to the MHC and the Minority Stockholders in the Reorganization.

         (g)      Rights of Owners of the MHC

                  Following the Reorganization, all persons who had membership or liquidation rights with respect to the Bank as of the effective date of the Reorganization will continue to have such rights solely with respect to the MHC. All existing proxies granted by members of the Bank to the Board of Directors of the Bank shall automatically become proxies granted to the Board of Directors of the MHC; provided, however, such proxies may not be voted by the Board of Directors of the Bank at the Special Meeting. In addition, all persons who become depositors of the Stock Bank subsequent to the Reorganization also will have membership and liquidation rights with respect to the MHC. In each case, no person who ceases to be the holder of a Deposit Account with the Stock Bank shall have any membership or liquidation rights with respect to the MHC.

         (h)      Conversion of MHC to Stock Form

                  Following the completion of the Reorganization, the MHC may elect to convert to stock form in accordance with applicable law and regulation (a "Conversion Transaction"). There can be no assurance when, if ever, a Conversion Transaction will occur, and the Board of Directors has no present intent or plan to undertake a Conversion Transaction. If the Conversion Transaction does not occur, the MHC will continue to own a majority of the Holding Company Common Stock of the Holding Company.

                  In a Conversion Transaction, the MHC would merge with and into the Stock Bank or the Holding Company (at the discretion of the MHC), and certain depositors of the Stock Bank would receive the right to subscribe for a number of shares of common stock of the new stock holding company formed in connection with the Conversion Transaction, as determined by the formula set forth in the following paragraphs. The additional shares of Holding Company Common Stock of the new Holding Company issued in the Conversion Transaction would be sold at their aggregate pro forma market value determined by an independent appraisal.

                  Any Conversion Transaction shall be fair and equitable to Minority Stockholders. In any Conversion Transaction, Minority Stockholders, if any, will be entitled to maintain the same percentage ownership interest in the new Holding Company after the Conversion Transaction as their ownership interest in the Holding Company immediately prior to the Conversion Transaction (i.e., the Minority Ownership Interest), subject only to the adjustments (if required by federal or state law, regulation, or regulatory policy) to reflect the market value of assets of the MHC (other than common stock of the Holding Company).

                  At the sole discretion of the Board of Directors of the MHC and the Holding Company, a Conversion Transaction may be effected in any other manner necessary to qualify

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the Conversion Transaction as a tax-free reorganization under applicable federal and state tax laws, provided such Conversion Transaction does not diminish the rights and ownership interest of Minority Stockholders as set forth in the preceding paragraphs.

                  A Conversion Transaction would require the approval of applicable federal regulators, and would be presented to a vote of the members of the MHC. Under current OTS policy, if a Conversion Transaction were to occur, the transaction would require the approval of a majority of the holders of the Holding Company Common Stock, other than the MHC. In addition, federal regulatory policy requires that in any Conversion Transaction the members of the MHC will be accorded the same stock purchase priorities as if the MHC were a mutual savings association converting to stock form.

         (i)      Applications and Regulatory and Member Approval

                  The Bank will take the necessary steps to prepare and file the Notice of Reorganization and Application for Approval of a Minority Stock Issuance, including the Plan, together with all requisite material, with the OTS for approval. The Bank also will cause copies of the Plan to be made available at each office of the Bank for inspection by Members. Once the Notice of Reorganization and Application for Approval of a Minority Stock Issuance are filed, the Bank will cause to be published, in accordance with the requirements of applicable regulations of the OTS, notice of the filing with the OTS of the Notice of Reorganization and Application for Approval of a Minority Stock Issuance, and will post notice of the filing of the Notice of Reorganization and Application for Approval of a Minority Stock Issuance in each office of the Bank.

                  Promptly following receipt of requisite approval of the OTS, this Plan and the funding of the Foundation will be submitted to the Voting Members for their consideration and approval at the Special Meeting. The Bank shall mail to all Voting Members as of the Voting Record Date, at their last known address appearing on the records of the Bank, a proxy statement describing the Plan and the funding of the Foundation which will be submitted to a vote of the Voting Members at the Special Meeting. If the Plan and the funding of the Foundation are approved by the affirmative vote of a majority of the total number of votes eligible to be cast by Voting Members at the Special Meeting, the Bank shall take all other necessary organizational steps pursuant to applicable laws and regulations to amend its charter and bylaws to authorize the issuance of its capital stock to the Holding Company and to fund the Foundation at the time the Reorganization is consummated.

                  As soon as practicable after the adoption of the Plan by the Board of Directors of the Bank, the proposed Board of Directors of the Holding Company shall adopt the Plan by at least a two-thirds vote. The proposed Board of Directors of the Holding Company shall cause to be submitted to the OTS such applications as may be required for approval of the Holding Company's acquisition of the Bank and a Registration Statement to the SEC to register the Conversion Stock under the Securities Act of 1933, as amended. The proposed Board of Directors of the Holding Company shall also register the Conversion Stock under any applicable state securities laws, subject to Section 13 hereof. Upon registration and after the receipt of all required regulatory approvals, the Conversion Stock shall be first offered for sale in a Subscription Offering to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders, if applicable, and Other Members. It is anticipated that any shares of Conversion Stock remaining unsold after the Subscription Offering will be sold through a Community Offering, a Syndicated Community Offering and/or a Public Offering. The purchase price per share for the Conversion Stock shall be a uniform price determined in accordance with Section 4 hereof. The Holding Company shall purchase all of the capital stock of the Bank with an amount of the net proceeds received by the Holding Company from the sale of Conversion Stock as shall be determined by the Boards of Directors of the Holding Company and the Bank and as shall be approved by the OTS.

         (j)      Expenses

                  The Holding Company and the Bank may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Reorganization, including in connection with the Subscription Offering, Community Offering and/or any Syndicated Community Offering or Public Offering, the payment of fees to brokers and investment bankers for assisting Persons in completing and/or submitting Order Forms. All fees, expenses, retainers and similar items shall be reasonable.

3A.      ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION.

         As part of the Reorganization, the Bank intends to establish a charitable foundation that will qualify as an exempt organization under Section 501(c)(3) of the Code and to donate to the Foundation from authorized but unissued shares of Holding Company Common Stock, an amount up to 2% of the number of shares of Holding Company Common Stock issued in the Offerings and to the MHC in the Reorganization. The Foundation is being formed in connection with the Reorganization to complement the Bank's existing community reinvestment activities and to share with the Bank's local community a part of the Bank's financial success as a locally headquartered, community minded, financial services institution. The funding of the Foundation with Holding Company Common Stock accomplishes this goal as it enables the community to share in the growth and profitability of the Holding Company and the Bank over the long-term.

         The Foundation will be dedicated to the promotion of charitable purposes including community development, grants or donations to support housing assistance, not-for-profit community groups and other types of organizations or civic minded projects. The Foundation will annually distribute total grants to assist charitable organizations or to fund projects within its local community of not less than 5% of the average fair value of Foundation assets each year, less certain expenses. To serve the purposes for which it was formed and maintain its Section 501(c)(3) qualification, the Foundation may sell, on an annual basis, a limited portion of the Holding Company Common Stock contributed to it by the Holding Company.

         The Board of Directors of the Foundation will be comprised of individuals who are Officers and/or Directors of the Holding Company or the Bank. Additionally, for at least five years after the Foundation's organization, one member of the Foundation's Board of Directors must be a member of the local community that is not an officer, director or employee of the

MHC, the Holding Company, the Bank or any of its Affiliates and who has experience with local charitable organizations and grant making. The Board of Directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations, consistent with the stated purposes of the Foundation.

4.       TOTAL NUMBER OF SHARES AND PURCHASE PRICE OF CONVERSION STOCK.

         (a) The aggregate price at which shares of Conversion Stock shall be sold in the Offerings shall be based on a pro forma valuation of the aggregate market value of the Conversion Stock prepared by the Independent Appraiser. The valuation shall be based on financial information relating to the Holding Company and the Bank, market, financial and economic conditions, a comparison of the Holding Company and the Bank with selected publicly-held financial institutions and holding companies and with comparable financial institutions and holding companies and such other factors as the Independent Appraiser may deem to be important, including, but not limited to, the projected operating results and financial condition of the Holding Company and Bank. The valuation shall be stated in terms of an Estimated Price Range, the maximum of which shall generally be no more than 15% above the average of the minimum and maximum of such price range and the minimum of which shall generally be no more than 15% below such average. The valuation shall be updated during the pendency of the Reorganization as market and financial conditions warrant and as may be required by the OTS.

         (b) Based upon the independent valuation, the Boards of Directors of the Holding Company and the Bank shall fix the Initial Purchase Price and the number of shares of Conversion Stock to be offered in the Subscription Offering, Community Offering and/or Syndicated Community Offering. The purchase price per share for the Holding Company Common Stock shall be a uniform price determined in accordance with applicable OTS rules and regulations. The Actual Purchase Price and the total number of shares of Conversion Stock to be issued in the Offerings shall be determined by the Boards of Directors of the Holding Company and the Bank upon conclusion of the Offerings in consultation with the Independent Appraiser and any financial advisor or investment banker retained by the Holding Company and the Bank in connection with such Offerings.

         (c) Subject to the approval of the OTS, the Estimated Price Range may be increased or decreased to reflect market, financial and economic conditions prior to completion of the Reorganization or to fill the Order of the Tax-Qualified Employee Stock Benefit Plans, and under such circumstances the Holding Company and the Bank may increase or decrease the total number of shares of Conversion Stock to be issued in the Reorganization to reflect any such change. Notwithstanding anything to the contrary contained in this Plan, no resolicitation of subscribers shall be required and subscribers shall not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Conversion Stock in the Offerings are less than the minimum or more than 15% above the maximum of the Estimated Price Range set forth in the Prospectus. In the event of an increase in the total number of shares offered in the

Offerings due to an increase in the Estimated Price Range, the priority of share allocation shall be as set forth in this Plan.

5.       SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY).

         (a) Each Eligible Account Holder shall receive, as first priority and without payment, Subscription Rights to purchase up to the greater of (i) $150,000 of Conversion Stock (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering),
(ii) one-tenth of 1% of the total offering of shares in the Subscription Offering, or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Eligible Account Holders, in each case subject to Sections 10 and 13 hereof.

         (b) In the event of an oversubscription for shares of Conversion Stock pursuant to Section 5(a), available shares shall be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any available shares remaining after each subscribing Eligible Account Holder has been allocated the lesser of the number of shares subscribed for or 100 shares shall be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the Qualifying Deposit of each such subscribing Eligible Account Holder bears to the total Qualifying Deposits of all such subscribing Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued. Subscription Rights of Eligible Account Holders who are also directors or Officers of the Holding Company or the Bank and their Associates shall be subordinated to those of other Eligible Account Holders to the extent that they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date.

6. SUBSCRIPTION RIGHTS OF TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLANS (SECOND PRIORITY).

         Tax-Qualified Employee Stock Benefit Plans shall receive, without payment, Subscription Rights to purchase in the aggregate up to 10% of the Holding Company Common Stock issued in the Offerings and contributed to the Foundation, including any shares of Holding Company Common Stock to be issued as a result of an increase in the Estimated Price Range after commencement of the Subscription Offering and prior to completion of the Reorganization. The subscription rights granted to Tax-Qualified Employee Stock Benefit Plans shall be subject to the availability of shares of Conversion Stock after taking into account the shares of Conversion Stock purchased by Eligible Account Holders; provided, however, that in the event that the total number of shares of Conversion Stock is increased to any amount greater than the number of shares representing the maximum of the Estimated Price Range as set forth in the Prospectus ("Maximum Shares"), the ESOP shall have a priority right to purchase any such shares exceeding the Maximum Shares up to an aggregate of 10% of Holding Company Common Stock issued in the Offerings and contributed to the Foundation. Shares of Conversion Stock purchased by any individual participant ("Plan Participant") in a Tax-Qualified Employee Stock Benefit Plan using funds therein pursuant to the exercise of subscription rights granted to such Participant in his individual capacity as an Eligible Account Holder and/or supplemental Eligible Account Holder and/or purchases by such Plan Participant in the Community Offering shall not be deemed to be purchases by a Tax-Qualified Employee Stock Benefit Plan for purposes of calculating the maximum amount of Conversion Stock that Tax-Qualified Employee Stock Benefit Plans may purchase pursuant to the first sentence of this Section 6 if the individual Plan Participant controls or directs the investment authority with respect to such account or subaccount. Consistent with applicable laws and regulations and policies and practices of the OTS, the Tax-Qualified Employee Stock Benefit Plans may use funds contributed by the Holding Company or the Bank and/or borrowed from an independent financial institution to exercise such Subscription Rights, and the Holding Company and the Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Bank to fail to meet any applicable regulatory capital requirement.

         The Tax-Qualified Employee Stock Benefit Plans shall not be deemed to be an Associate or Affiliate of or Person Acting in Concert with any Management Person.

7.       SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD
         PRIORITY).

         (a) In the event that the Eligibility Record Date is more than 15 months prior to the date of the OTS approval, then, and only in that event, a Supplemental Eligibility Record Date shall be set and each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $150,000 of Conversion Stock in the Subscription Offering (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering), (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Supplemental Eligible Account Holders, in each case subject to Sections 10 and 13 hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans through the exercise of Subscription Rights under Sections 5 and 6 hereof.

         (b) In the event of an oversubscription for shares of Conversion Stock pursuant to Section 7(a), available shares shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation (including the number of shares, if any, allocated in accordance with Section 5(a)) equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining available shares shall be allocated among subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of their respective Qualifying Deposits bears to the total amount of the Qualifying Deposits of all such subscribing Supplemental Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued.

8.       SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY).

         (a) Each Other Member shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $150,000 of Conversion Stock in the Subscription Offering (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering) and (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering, subject to Sections 10 and 13 hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders, if any, through the exercise of Subscription Rights under Sections 5, 6 and 7 hereof.

         (b) If, pursuant to this Section 8, Other Members subscribe for a number of shares of Conversion Stock in excess of the total number of shares of Conversion Stock remaining, available shares shall be allocated among subscribing Other Members so as to permit each such Other Member, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining available shares shall be allocated among subscribing Other Members whose subscriptions remain unsatisfied on a pro rata basis in the same proportion as each such Other Member's subscription bears to the total subscriptions of all such subscribing Other Members, provided that no fractional shares shall be issued.

9. COMMUNITY OFFERING, SYNDICATED COMMUNITY OFFERING, PUBLIC OFFERING AND OTHER OFFERINGS.

         (a) If less than the total number of shares of Conversion Stock are sold in the Subscription Offering, it is anticipated that all remaining shares of Conversion Stock shall, if practicable, be sold in a Community Offering. Subject to the requirements set forth herein, the manner in which the Conversion Stock is sold in the Community Offering shall have as the objective the achievement of the widest possible distribution of such stock.

         (b) In the event of a Community Offering, all shares of Conversion Stock which are not subscribed for in the Subscription Offering shall be offered for sale by means of a direct community marketing program, which may provide for the use of brokers, dealers or investment banking firms experienced in the sale of financial institution securities. Any available shares in excess of those not subscribed for in the Subscription Offering will be available for purchase by members of the general public to whom a Prospectus is delivered by the Holding Company or on its behalf, with preference given first to natural persons and trusts of natural persons residing in Fairfield and New Haven counties, Connecticut ("Preferred Subscribers").

         (c) A Prospectus and Order Form shall be furnished to such Persons as the Holding Company and the Bank may select in connection with the Community Offering, and each order for Conversion Stock in the Community Offering shall be subject to the absolute right of the Holding Company and the Bank to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable following completion of the Community Offering. Available shares will be allocated first to each Preferred Subscriber whose order is accepted in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible. Thereafter, unallocated shares shall be allocated among the Preferred Subscribers whose accepted orders remain unsatisfied in the same proportion that the unfilled order bears to the total unfilled orders of all Preferred Subscribers whose accepted orders remain unsatisfied, provided that no fractional shares shall be issued. If there are any shares remaining after all accepted orders by Preferred Subscribers have been satisfied, such remaining shares shall be allocated to other members of the general public who purchase in the Community Offering, applying the same allocation described above for Preferred Subscribers.

         (d) The amount of Conversion Stock that any Person may purchase in the Community Offering shall not exceed $150,000 of Conversion Stock, provided, however, that this amount may be increased to up to 5% of the total offering of shares of Conversion Stock or decreased to less than $150,000, subject to any required regulatory approval but without the further approval of Members or the resolicitation of subscribers; and provided further that to the extent applicable, and subject to the preferences set forth in Section 9(b) and (c) of this Plan and the limitations on purchases of Conversion Stock set forth in this
Section 9(d) and Section 10 of this Plan, orders for Conversion Stock in the Community Offering shall first be filled to a maximum of 2% of the total number of shares of Conversion Stock sold in the Offerings and thereafter any remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled, provided no fractional shares shall be issued. The Holding Company and the Bank may commence the Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering, and the Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Holding Company and the Bank with any required regulatory approval.

         (e) Subject to such terms, conditions and procedures as may be determined by the Holding Company and the Bank, all shares of Conversion Stock not subscribed for in the Subscription Offering or ordered in the Community Offering may be sold by a syndicate of broker-dealers to the general public in a Syndicated Community Offering. Each order for Conversion Stock in the Syndicated Community Offering shall be subject to the absolute right of the Holding Company and the Bank to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering. The amount of Conversion Stock that any Person may purchase in the Syndicated Community Offering shall not exceed $150,000 of Conversion Stock, provided, however, that this amount may be increased to up to 5% of the total offering of shares of Conversion Stock or decreased to less than $150,000, subject to any required regulatory approval but without the further approval of Members or the resolicitation of subscribers; and provided further that, to the extent applicable, and subject to the limitations on purchases of Conversion Stock set forth in this Section 9(e) and
Section 10 of this Plan, orders for Conversion Stock in the Syndicated Community Offering shall first be filled to a maximum of 2% of the total number of shares of Conversion Stock sold in the Offerings and thereafter any remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled, provided no fractional shares shall be issued. The Holding Company and the Bank may commence the Syndicated Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering and/or Community Offering, and the Syndicated Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Holding Company and the Bank with any required regulatory approval.

         (f) The Holding Company and the Bank may sell any shares of Conversion Stock remaining following the Subscription Offering, Community Offering and/or the Syndicated Community Offering in a Public Offering. The provisions of Section 10 hereof shall not be applicable to the sales to underwriters for purposes of the Public Offering but shall be applicable to sales by the underwriters to the public. The price to be paid by the underwriters in such an offering shall be equal to the Actual Purchase Price less an underwriting discount to be negotiated among such underwriters and the Bank and the Holding Company, subject to any required regulatory approval or consent.

         (g) If for any reason a Syndicated Community Offering or Public Offering of shares of Conversion Stock not sold in the Subscription Offering and the Community Offering cannot be effected, or in the event that any insignificant residue of shares of Conversion Stock is not sold in the Subscription Offering, Community Offering or Syndicated Community Offering, the Holding Company and the Bank shall use their best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the OTS.

10.      LIMITATIONS ON SUBSCRIPTIONS AND PURCHASES OF CONVERSION STOCK.

         The following limitations shall apply to all purchases of Holding Company Common Stock in the Offerings:

         (1) The aggregate amount of outstanding Holding Company Common Stock owned or controlled by persons other than the MHC at the close of the Offerings shall be less than 50% of all outstanding Holding Company Common Stock.

         (b) Except in the case of Tax-Qualified Employee Stock Benefit Plans in the aggregate, as set forth in Section 10(h) hereof, and certain Eligible Account Holders and Supplemental Eligible Account Holders, as set forth in Sections 5(a)(ii) and (iii) and 7(a)(ii) and (iii) hereof, and in addition to the other restrictions and limitations set forth herein, the maximum amount of Holding Company Common Stock that any Person, any Person together with any Associates, or Persons otherwise Acting in Concert may, directly or indirectly, subscribe for or purchase in the Offerings, shall not exceed $200,000 of Conversion Stock in the Subscription Offering.

         (c) No Person may purchase fewer than 25 shares of Holding Company Common Stock in the Offerings, to the extent such shares are available; provided, however, that if the Actual Purchase Price is greater than $20.00 per share, such minimum number of shares shall be adjusted so that the aggregate Actual Purchase Price for such minimum shares will not exceed $500.00.

         (d) The aggregate amount of Holding Company Common Stock acquired in the Offerings, plus all prior issuances by the Holding Company, by any Non-Tax-Qualified Employee Stock Benefit Plan or any Management Person and his or her Associates, exclusive of any shares of Holding Company Common Stock acquired by such plan or Management Person and his or her Associates in the secondary market, shall not exceed 4.9% of the outstanding shares of Holding Company Common Stock at the conclusion of the Offerings. In calculating the number of shares held by any Management Person and his or her Associates under this paragraph, shares held by any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan of the Holding Company or the Bank that are attributable to such Person shall not be counted.

         (e) The aggregate amount of Holding Company Common Stock or preferred stock acquired in the Offerings, plus all prior issuances by the Holding Company, by any Non-Tax-Qualified Employee Stock Benefit Plan or any Management Person and his or her Associates, exclusive of any Holding Company Common Stock acquired by such plan or Management Person and his or her Associates in the secondary market, shall not exceed 4.9% of the stockholders' equity of the Holding Company at the conclusion of the Offerings. In calculating the number of shares held by any Management Person and his or her Associates under this paragraph, shares held by any Tax-Qualified Employee Stock

Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan of the Holding Company or the Bank that are attributable to such Person shall not be counted.

         (f) The aggregate amount of Holding Company Common Stock acquired in the Offerings, plus all prior issuances by the Holding Company, by any one or more Tax-Qualified Employee Stock Benefit Plans, exclusive of any shares of Holding Company Common Stock acquired by such plans in the secondary market, shall not exceed 4.9% of the outstanding shares of Holding Company Common Stock at the conclusion of the Offerings.

         (g) The aggregate amount of Holding Company Common Stock or preferred stock acquired in the Offerings, plus all prior issuances by the Holding Company, by one or more Tax-Qualified Employee Stock Benefit Plans, exclusive of any shares of Holding Company Common Stock acquired by such plans in the secondary market, shall not exceed 4.9% of the stockholders' equity of the Holding Company at the conclusion of the Offerings.

         (h) The aggregate amount of Holding Company Common Stock acquired in the Offerings, plus all prior issuances by the Holding Company, by all stock benefit plans of the Holding Company or the Bank, other than employee stock ownership plans, shall not exceed 25% of the outstanding Holding Company Common Stock held by persons other than the MHC.

         (i) The aggregate amount of Holding Company Common Stock acquired in the Offerings, plus all prior issuances by the Holding Company, by all Non-Tax-Qualified Employee Stock Benefit Plans or Management Persons and their Associates, exclusive of any Holding Company Common Stock acquired by such plans or Management Persons and their Associates in the secondary market, shall not exceed 31% of the outstanding shares of Holding Company Common Stock, held by persons other than that MHC, at the conclusion of the Offerings. In calculating the number of shares held by Management Persons and their Associates under this paragraph or paragraph j. below, shares held by any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan that are attributable to such persons shall not be counted.

         (j) The aggregate amount of Holding Company Common Stock or preferred stock acquired in the Offerings, plus all prior issuances by the Holding Company, by all Non-Tax-Qualified Employee Stock Benefit Plans or Management Persons and their Associates, exclusive of any Holding Company Common Stock acquired by such plans or Management Persons and their Associates in the secondary market, shall not exceed 31% of the stockholders' equity of the Holding Company, held by persons other than MHC, at the conclusion of the Offerings.

         (k) For purposes of the foregoing limitations and the determination of Subscription Rights, (i) directors, Officers and employees of the Holding Company, the Bank or their subsidiaries shall not be deemed to be Associates or a group Acting in Concert solely as a result of their capacities as such, (ii) shares purchased by Tax-Qualified Employee Stock Benefit Plans shall not be attributable to the individual trustees or beneficiaries of any such plan for purposes of determining compliance with the limitations set forth in Section 10(b) hereof, and (iii) shares purchased by a Tax-Qualified Employee Stock Benefit Plan pursuant to instructions of an individual in an account in such plan in which the individual has the right to direct the investment, including any plan of the Bank qualified under Section 401(k) of the Code, shall be aggregated and included in that individual's purchases and not attributed to the Tax-Qualified Employee Stock Benefit Plan.

         (l) Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the Members or resolicitation of subscribers, the Holding Company and the Bank may increase or decrease any of the individual or aggregate purchase limitations set forth herein to a percentage which does not exceed 5% of the total offering of shares of Holding Company Common Stock in the Offerings whether prior to, during or after the Subscription Offering, Community Offering and/or Syndicated Community Offering. In the event that an individual purchase limitation is increased after commencement of the Subscription Offering or any other offering, the Holding Company and the Bank shall permit any Person who subscribed for the maximum number of shares of Conversion Stock to purchase an additional number of shares, so that such Person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such Person, subject to the rights and preferences of any Person who has priority Subscription Rights. In the event that any of the individual or aggregate purchase limitations are decreased after commencement of the Subscription Offering or any other offering, the orders of any Person who subscribed for more than the new purchase limitation shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

         (m) The Holding Company and the Bank shall have the right to take all such action as they may, in their sole discretion, deem necessary, appropriate or advisable in order to monitor and enforce the terms, conditions, limitations and restrictions contained in this Section 10 and elsewhere in this Plan and the terms, conditions and representations contained in the Order Form, including, but not limited to, the absolute right (subject only to any necessary regulatory approvals or concurrences) to reject, limit or revoke acceptance of any subscription or order and to delay, terminate or refuse to consummate any sale of Conversion Stock that they believe might violate, or is designed to, or is any part of a plan to, evade or circumvent such terms, conditions, limitations, restrictions and representations. Any such action shall be final, conclusive and binding on all persons, and the Holding Company and the Bank and their respective Boards shall be free from any liability to any Person on account of any such action.

11. TIMING OF SUBSCRIPTION OFFERING; MANNER OF EXERCISING SUBSCRIPTION RIGHTS AND ORDER FORMS.

         (a)      The Offerings shall be conducted in compliance with 12 C.F.R.
Part 563g and, to the extent applicable, Form OC. The Subscription Offering may be commenced concurrently with or at any time after the mailing of the Proxy Statement. The Subscription Offering may be closed before the Special Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon the approval of the Plan by the Voting Members at the Special Meeting.

         (b) The exact timing of the commencement of the Subscription Offering shall be determined by the Holding Company and the Bank in consultation with the Independent Appraiser and any financial or advisory or investment banking firm retained by them in connection with the Reorganization. The Holding Company and the Bank may consider a number of factors, including, but not limited to, their current and projected future earnings, local and national economic conditions, and the prevailing market for stocks in general and stocks of financial institutions in particular. The Holding Company and the Bank shall have the right to withdraw, terminate, suspend, delay, revoke or modify any such Subscription Offering, at any time and from time to time, as they in their sole discretion may determine, without liability to any Person, subject to compliance with applicable securities laws and any necessary regulatory approval or concurrence.

         (c) The Holding Company and the Bank shall, promptly after the SEC has declared the Registration Statement, which includes the Prospectus, effective and all required regulatory approvals have been obtained, distribute or make available the Prospectus, together with Order Forms for the purchase of Conversion Stock, to all Participants for the purpose of enabling them to exercise their respective Subscription Rights, subject to Section 13 hereof. To the extent permitted by applicable law and regulation, the Holding Company and the Bank may elect to mail a Prospectus and Order Form only to those Participants who request such materials by returning a postage-paid card to the Holding Company and the Bank by a date specified in the letter informing them of their Subscription Rights. Under such circumstances, the Subscription Offering shall not be closed prior to the expiration of 30 days after the mailing by the Holding Company and the Bank of the postage-paid card to Participants.

         (d) A single Order Form for all Deposit Accounts maintained with the Bank by an Eligible Account Holder and any Supplemental Eligible Account Holder may be furnished, irrespective of the number of Deposit Accounts maintained with the Bank on the Eligibility Record Date and Supplemental Eligibility Record Date, respectively. No person holding a Subscription Right may exceed any otherwise applicable purchase limitation by submitting multiple orders for Conversion Stock. Multiple orders are subject to adjustment, as appropriate, on a pro rata basis and deposit balances will be divided equally among such orders in allocating shares in the event of an oversubscription.

         (e) The recipient of an Order Form shall have no less than 20 days and no more than 45 days from the date of mailing of the Order Form (with the exact termination date to be set forth on the Order Form) to properly complete and execute the Order Form and deliver it to the

Holding Company and the Bank. The Holding Company and the Bank may extend such period by such amount of time as they determine is appropriate. Failure of any Participant to deliver a properly executed Order Form to the Holding Company and the Bank, along with full payment (or authorization for full payment by withdrawal) for the shares of Conversion Stock subscribed for, within the time limits prescribed, shall be deemed a waiver and release by such person of any rights to subscribe for shares of Conversion Stock. Each Participant shall be required to confirm to the Holding Company and the Bank by executing an Order Form that such Person has fully complied with all of the terms, conditions, limitations and restrictions in the Plan.

         (f) The Holding Company and the Bank shall have the absolute right, in their sole discretion and without liability to any Participant or other Person, to reject any Order Form, including, but not limited to, any Order Form that is (i) improperly completed or executed; (ii) not timely received;
(iii) not accompanied by the proper and full payment (or authorization of withdrawal for full payment) or, in the case of institutional investors in the Community Offering, not accompanied by an irrevocable order together with a legally binding commitment to pay the full amount of the purchase price prior to 48 hours before the completion of the Offerings; or (iv) submitted by a Person whose representations the Holding Company and the Bank believe to be false or who they otherwise believe, either alone, or Acting in Concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of the Plan. Furthermore, in the event Order Forms (i) are not delivered and are returned to the Bank by the United States Postal Service or the Bank is unable to locate the addressee, or (ii) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the Subscription Rights of the person to which such rights have been granted will lapse as though such person failed to return the contemplated Order Form within the time period specified thereon. The Holding Company and the Bank may, but will not be required to, waive any irregularity on any Order Form or may require the submission of corrected Order Forms or the remittance of full payment for shares of Conversion Stock by such date as they may specify. The interpretation of the Holding Company and the Bank of the terms and conditions of the Order Forms shall be final and conclusive.

12.      PAYMENT FOR CONVERSION STOCK.

         (a) Payment for shares of Conversion Stock subscribed for by Participants in the Subscription Offering and payment for shares of Conversion Stock ordered by Persons in the Community Offering shall be equal to the Initial Purchase Price multiplied by the number of shares that are being subscribed for or ordered, respectively. Such payment may be made in cash, if delivered in person, or by check or money order at the time the Order Form is delivered to the Bank. The Bank, in its sole and absolute discretion, may also elect to receive payment for shares of Conversion Stock by wire transfer. In addition, the Holding Company and the Bank may elect to provide Participants and/or other Persons who have a Deposit Account with the Bank the opportunity to pay for shares of Conversion Stock by authorizing the Bank to withdraw from such Deposit Account an amount equal to the aggregate Initial Purchase Price of such shares. Payment may also be made by a Participant using funds held for such Participant's benefit by a Bank Benefit Plan to the extent that such plan allows participants or any related trust established for the benefit of such participants to direct that some or all of their individual accounts or sub-accounts be invested in Conversion Stock. If the Actual Purchase Price is less than the Initial Purchase Price, the Bank shall refund the difference to all Participants and other Persons, unless the Holding Company and the Bank choose to provide Participants and other Persons the opportunity on the Order Form to elect to have such difference applied to the purchase of additional whole shares of Conversion Stock. If the Actual Purchase Price is more than the Initial Purchase Price, the Bank shall reduce the number of shares of Conversion Stock ordered by Participants and other Persons and refund any remaining amount which is attributable to a fractional share interest, unless the Bank chooses to provide Participants and other Persons the opportunity to increase the Actual Purchase Price submitted by them.

         (b) Notwithstanding the above, if the Tax-Qualified Employee Stock Benefit Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Holding Company Common Stock subscribed for by such plans at the Actual Purchase Price upon consummation of the Offerings, provided that, in the case of the ESOP, there is in force from the time of its subscription until the consummation of the Offerings, a loan commitment to lend to the ESOP, at such time, the aggregated price of the shares for which it subscribed.

         (c) If a Participant or other Person authorizes the Bank to withdraw the amount of the Initial Purchase Price from his or her Deposit Account, the Bank shall have the right to make such withdrawal or to freeze funds equal to the aggregate Initial Purchase Price upon receipt of the Order Form. Notwithstanding any regulatory provisions regarding penalties for early withdrawals from certificate accounts, the Bank may allow payment by means of withdrawal from certificate accounts without the assessment of such penalties. In the case of an early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if any applicable minimum balance requirement ceases to be met. In such case, the remaining balance will earn interest at the regular passbook rate. However, where any applicable minimum balance is maintained in such certificate account, the rate of return on the balance of the certificate account shall remain the same as prior to such early withdrawal. This waiver of the early withdrawal penalty applies only to withdrawals made in connection with the purchase of Conversion Stock and is entirely within the discretion of the Holding Company and the Bank.

         (d) The Bank shall pay interest, at not less than the passbook rate, for all amounts paid in cash, by check or money order to purchase shares of Conversion Stock in the Subscription Offering and the Community Offering from the date payment is received until the date the Reorganization is completed or terminated.

         (e) The Holding Company will not offer or sell any of the Holding Company Common Stock proposed to be issued to any Person whose purchase would be financed by funds loaned, directly or indirectly, to the Person by the Bank.

         (f) Each share of Conversion Stock shall be non-assessable upon payment in full of the Actual Purchase Price.

13.      ACCOUNT HOLDERS IN NONQUALIFIED STATES OR FOREIGN COUNTRIES.

         The Holding Company and the Bank shall make reasonable efforts to comply with the securities laws of all jurisdictions in the United States in which Participants reside. However, no Participant will be offered or receive any Conversion Stock under the Plan if such Participant resides in a foreign country or resides in a jurisdiction of the United States with respect to which all of the following apply: (a) there are few Participants otherwise eligible to subscribe for shares under this Plan who reside in such jurisdiction; (b) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such Participants would require any of the Holding Company or the Bank or their respective directors and Officers, under the laws of such jurisdiction, to register as a broker-dealer, salesman or selling agent or to register or otherwise qualify the Conversion Stock for sale in such jurisdiction, or any of the Holding Company or the Bank would be required to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; and
(c) such registration, qualification or filing in the judgment of the Holding Company and the Bank would be impracticable or unduly burdensome for reasons of cost or otherwise.

14.      VOTING RIGHTS OF SHAREHOLDERS.

         Following consummation of the Reorganization, voting rights with respect to the Bank shall be held and exercised exclusively by the Holding Company as holder of all of the Bank's outstanding voting capital stock, voting rights with respect to the Holding Company shall be held and exercised exclusively by the holders of the Holding Company's voting capital stock, and voting rights with respect to the MHC shall be held and exercised exclusively by its eligible members.

15.      TRANSFER OF DEPOSIT ACCOUNTS.

         Each Deposit Account in the Bank at the time of the consummation of the Reorganization shall become, without further action by the holder, a Deposit Account in the Bank equivalent in withdrawable amount to the withdrawal value (as adjusted to give effect to any withdrawal made for the purchase of Conversion Stock), and subject to the same terms and conditions (except as to voting and liquidation rights) as such Deposit Account in the Bank immediately preceding consummation of the Reorganization. Holders of Deposit Accounts in the Bank shall not, as such holders, have any voting rights.

16. REQUIREMENTS FOLLOWING REORGANIZATION FOR REGISTRATION, MARKET MAKING AND STOCK EXCHANGE LISTING.

         In connection with the Reorganization, the Holding Company shall register the Holding Company Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such stock for a period of three years thereafter. The Holding Company also shall use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Holding Company Common Stock, and (ii) list the Holding Company Common Stock on a national or regional securities exchange or to have quotations for such stock disseminated on the Nasdaq Stock Market.

17.      DIRECTORS AND OFFICERS OF THE BANK.

         Each person serving as a director or Officer of the Bank at the effective time of the Reorganization shall continue to serve as a director or Officer of the Bank for the balance of the term for which the person was elected prior to the Reorganization, and until a successor is elected and qualified.

18. REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE REORGANIZATION.

         For a period of three years following the Reorganization, the directors and Officers of the Holding Company and the Bank and their Associates may not purchase, without the prior written approval of the OTS, Holding Company Common Stock except from a broker-dealer registered with the SEC. This prohibition shall not apply, however, to (i) a negotiated transaction and involving more than 1% of the outstanding Holding Company Common Stock, and (ii) purchases of stock made by and held by any Tax-Qualified Employee Stock Benefit Plan (and purchases of stock made by and held by any Non-Tax-Qualified Employee Stock Benefit Plan following the receipt of shareholder approval of such plan) even if such Holding Company Common Stock may be attributable to individual Officers or directors and their Associates. The foregoing restriction on purchases of Holding Company Common Stock shall be in addition to any restrictions that may be imposed by federal and state securities laws.

19.      RESTRICTIONS ON TRANSFER OF STOCK.

         All shares of Conversion Stock which are purchased by Persons other than directors and Officers of the Holding Company or the Bank shall be transferable without restriction. Shares of Conversion Stock purchased by directors and Officers of the Holding Company or the Bank and their Associates on original issue from the Holding Company (by subscription or otherwise) shall be subject to the restriction that such shares shall not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares following the death of the original purchaser. The shares of Conversion Stock issued by the Holding Company to such directors and Officers shall bear the following legend giving appropriate notice of such one-year restriction:

                  "The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate pursuant to Part 575 of the Rules and Regulations of the Office of Thrift Supervision. These shares may not be transferred during such one-year period without a legal opinion of counsel for the Company that said transfer is permissible under the provisions of applicable law and regulation. This restrictive legend shall be deemed null and void after one year from the date of this Certificate."

In addition, the Holding Company shall give appropriate instructions to the transfer agent for the Holding Company Common Stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares issued at a later date as a stock dividend, stock split or otherwise with respect to any such restricted stock shall be subject to the same holding period restrictions as may then be applicable to such restricted stock. The foregoing restriction on transfer shall be in addition to any restrictions on transfer that may be imposed by federal and state securities laws.

20.      RESTRICTIONS ON VOTING HOLDING COMPANY COMMON STOCK.

         The Charter of the Holding Company shall provide that in no event shall any record owner of any outstanding shares of Holding Company Common Stock who beneficially owns in excess of 10% of such outstanding shares, except the MHC, shall be entitled or permitted to any vote in respect to any shares held in excess of 10%. In addition, the Charter and Bylaws of the Holding Company will include provisions that eliminate cumulative voting for the election of directors and prohibit persons other than the Board of Directors of the Holding Company from calling special meetings of the stockholders of the Holding Company.

21.      ADOPTION OF FEDERAL STOCK CHARTER AND BYLAWS.

         As part of the Reorganization, the Bank shall take all appropriate steps to adopt a federal stock charter and bylaws to authorize the issuance of capital stock and otherwise to read in a form consistent with a federally chartered stock form savings bank.

22.      TAX RULINGS OR OPINIONS.

         Consummation of the Reorganization is conditioned upon prior receipt by the Holding Company and the Bank of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion with respect to Connecticut tax laws, to the effect that consummation of the transactions contemplated hereby will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to the Holding Company and the Bank or to account holders receiving Subscription Rights before or after the Reorganization, except in each case to the extent, if any, that Subscription Rights are deemed to have fair market value on the date such rights are issued.

23.      STOCK COMPENSATION PLANS.

         (a) The Holding Company and the Bank are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the
Reorganization, including without limitation an employee stock ownership plan.

         (b) Subsequent to the Reorganization, the Holding Company and the Bank are authorized to adopt Non-Tax Qualified Employee Stock Benefit Plans, including without limitation, stock option plans and restricted stock plans, provided however that, with respect to any such plan, the total number of shares of common stock for which options may be granted and the total amount of common stock granted as restricted stock must not exceed limitations set forth in
Section 10 hereof. In addition, any such plan implemented during the one-year period subsequent to the date of consummation of the Reorganization: (i) shall be disclosed in the proxy solicitation materials for the Special Meeting of Members and in the Prospectus; (ii) in the case of stock option plans and employee recognition or grant plans, shall be submitted for approval by the holders of the Holding Company Common Stock no earlier than six months following consummation of the Reorganization; and (iii) shall comply with all other applicable requirements of the OTS.

         (c) Existing, as well as any newly-created, Tax-Qualified Employee Stock Benefit Plans may purchase shares of Conversion Stock in the Offerings, to the extent permitted by the terms of such benefit plans and this Plan.

         (d) The Holding Company and the Bank are authorized to enter into employment or severance agreements with their executive officers.

24.      DIVIDEND AND REPURCHASE RESTRICTIONS ON STOCK.

         The Holding Company may not declare or pay a cash dividend on its Holding Company Common Stock if the effect thereof would cause the regulatory capital of the Bank to be reduced below the amount required under Section 567.2 of the Regulations. Otherwise, the Holding Company may declare dividends or make other capital distributions in accordance with Section 563b.520 of the Regulations. Following completion of the Offerings, the Holding Company may repurchase its Holding Company Common Stock consistent with Section 563b.510 and Section 563b.515 of the Regulations relating to stock repurchases, as long as such repurchases do not cause the regulatory capital of the Bank to be reduced below the amount required under
Section 567.2 of the Regulations. The MHC may from time to time purchase Holding Company Common Stock. Subject to any notice or approval requirements of the OTS under the Regulations, the MHC may waive its right to receive dividends declared by the Holding Company.

25.      PAYMENT OF FEES TO BROKERS.

         The Bank may elect to offer to pay fees on a per share basis to securities brokers who assist purchasers of Conversion Stock in the Offerings.

26.      EFFECTIVE DATE.

         The effective date of the Reorganization shall be the date of the closing of the sale of all shares of Conversion Stock. The closing of the sale of all shares of Conversion Stock sold in the Offerings shall occur simultaneously and shall be conditioned upon the prior receipt of all requisite regulatory and other approvals.

27.      AMENDMENT OR TERMINATION OF THE PLAN.

         If deemed necessary or desirable by the Board of Directors of the Bank, this Plan may be substantively amended, as a result of comments from regulatory authorities or otherwise, at any time prior to the solicitation of proxies from Members to vote on the Plan and at any time thereafter with the concurrence of the OTS. Any amendment to this Plan made after approval by the Members with the concurrence of the OTS shall not necessitate further approval by the Members unless otherwise required by the OTS. This Plan shall terminate if the sale of all shares of Conversion Stock is not completed within 24 months from the date of the Special Meeting. Prior to the earlier of the Special Meeting, this Plan may be terminated by the Board of Directors of the Bank without approval of the OTS; after the Special Meeting, the Board of Directors may terminate this Plan only with the approval of the OTS.

28.      INTERPRETATION OF THE PLAN.

         All interpretations of this Plan and application of its provisions to particular circumstances by a majority of each of the Boards of Directors of the Holding Company and Bank shall be final, subject to the authority of the OTS.

                       NAUGATUCK VALLEY SAVINGS AND LOAN

                                    CHARTER


         SECTION 1. CORPORATE TITLE. The full corporate title of the savings bank is Naugatuck Valley Savings and Loan (the "Bank").

         SECTION 2. OFFICE. The home office shall be located in the Borough of Naugatuck, Connecticut.

         SECTION 3. DURATION. The duration of the Bank is perpetual.

         SECTION 4. PURPOSE AND POWERS. The purpose of the Bank is to pursue any or all of the lawful objectives of a Federal savings bank chartered under section 5 of the Home Owners' Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision (the "OTS").

         SECTION 5. CAPITAL STOCK. The total number of shares of all classes of the capital stock that the Bank has the authority to issue is five thousand (5,000), of which four (4,000) shares shall be common stock, par value $1.00 per share, and of which one thousand (1,000) shares shall be serial preferred stock, par value $1.00 per share. The shares may be issued from time to time as authorized by the Board of Directors without the approval of the shareholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Bank. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the Bank), labor, or services actually performed for the Bank, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the Board of Directors of the Bank, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the retained earnings of the Bank that is transferred to common stock or paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

         Except for the shares issued in the initial organization of the Bank or in connection with the conversion of the Bank from the mutual to stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the Bank other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

         Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share provided, that this restriction on voting separately by class or series shall not apply:

         (i) to any provision that would authorize the holders of preferred stock, voting as a class or series, to elect some members of the Board of Directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

         (ii) to any provision that would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Bank with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Bank if the preferred stock is exchanged for securities of such other corporation; provided, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the OTS, or the Federal Deposit Insurance Corporation;

         (iii) to any amendment that would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment that increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving bank in a merger or consolidation for the Bank, shall not be considered to be such an adverse change.

         A description of the different classes and series (if any) of the Bank's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

         A. COMMON STOCK. Except as provided in this Section 5 (or in any supplementary sections hereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder and there shall be no right to cumulate votes in an election of directors.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to payment of dividends, the full amount of dividends and of sinking fund, retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

         In the event of any liquidation, dissolution, or winding up of the Bank, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Bank available for distribution remaining after: (i) payment or provision for payment of the Bank's debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Bank. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

         B. PREFERRED STOCK. The Bank may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

         (i) the distinctive serial designation and the number of shares constituting such series;

         (ii) the dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

         (iii) the voting powers, full or limited, if any, of shares of such series;

         (iv) whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

         (v) the amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Bank;

         (vi) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

         (vii) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Bank and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

         (viii) the price or other consideration for which the shares of such series shall be issued; and

         (ix) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

         Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

         The Board of Directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

         Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the Board of Directors, the Bank shall file with the Secretary of the OTS a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

         SECTION 6. PREEMPTIVE RIGHTS. Holders of the capital stock of the Bank shall not be entitled to preemptive rights with respect to any shares of the Bank that may be issued.

         SECTION 7. DIRECTORS. The Bank shall be under the direction of a Board of Directors. The authorized number of directors, as stated in the Bank's bylaws, shall not be fewer than five (5) nor more than fifteen (15), except when a greater or lesser number is approved by the Director of the OTS, or his or her delegate.

         SECTION 8. CERTAIN PROVISIONS APPLICABLE FOR FIVE YEARS.
Notwithstanding anything contained in the Bank's charter and or bylaws to the contrary, for a period of five (5) years from the date of completion of an initial minority stock offering of shares of common stock of Naugatuck Valley Financial Corporation, the following provisions shall apply:

         A. BENEFICIAL OWNERSHIP LIMITATION. No person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of an equity security of the Bank. This limitation shall not apply to Naugatuck Valley Mutual Holding Company or Naugatuck Valley Financial Corporation, a transaction in which the Bank forms a holding company without change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan that is exempt from the approval requirements under 574.3(c)(1)(vii) of the OTS's regulations.

         In the event shares are acquired in violation of this Section 8, all shares beneficially owned by any person in excess of ten percent (10%) shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

         For the purposes of this Section 8, the following definitions apply.

         (A) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Bank.

         (B) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

         (C) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

         (D) The term "security" includes non_transferable subscription rights issued pursuant to a plan of stock issuance as well as a "security" as defined in 15 U.S.C. ss. 78c(a)(10).

         (E) The term "acting in concert" means (i) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

         B. CALL FOR SPECIAL MEETINGS. Special meetings of stockholders relating to changes in control of the Bank or amendments to its charter shall be called only upon direction of the Board of Directors.

         SECTION 9. DEPOSIT ACCOUNTS. In any situation in which the priority of the accounts of the Bank is in controversy, all such accounts shall, to the extent of their withdrawable value, be debts of the Bank having at least as high a priority as the claims of general creditors of the Bank not having priority (other than any priority arising or resulting from consensual subordination) over other general creditors of the Bank.

         SECTION 10. AMENDMENT OF CHARTER. Except as provided in Section 5 hereof, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is first proposed by the Board of Directors of the Bank, approved by the stockholders by a majority of the total votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required, and approved or preapproved by the OTS.

                                        NAUGATUCK VALLEY SAVINGS AND LOAN


Attest:                                 By:
       -----------------------------       ------------------------------------
       Bernadette A. Mole                  John C. Roman
       Secretary of the Bank               President and Chief Executive
                                           Officer


                                        OFFICE OF THRIFT SUPERVISION


Attest:                                 By:
       -----------------------------       ------------------------------------
       Secretary of the Office of          Director of the Office of Thrift
       Thrift Supervision                  Supervision


Effective Date:
               ---------------------

                        NAUGATUCK VALLEY SAVINGS AND LOAN

                                     BYLAWS

                             ARTICLE I - HOME OFFICE

         The home office of Naugatuck Valley Savings and Loan (the "Bank") shall be located at 333 Church Street, Naugatuck, Connecticut, in the County of New Haven, in the State of Connecticut.

                            ARTICLE II - SHAREHOLDERS

         SECTION 1. PLACE OF MEETINGS. All annual and special meetings of shareholders shall be held at the home office of the Bank or at such other convenient place as the Board of Directors may determine.

         SECTION 2. ANNUAL MEETING. A meeting of the shareholders of the Bank for the election of directors and for the transaction of any other business of the Bank shall be held annually within 150 days after the end of the Bank's fiscal year on such date as the Board of Directors may determine.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision (the "OTS") or the Federal Stock Charter of the Bank, may be called at any time by the chairman of the board, the president, or a majority of the Board of Directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of ten percent or more of all the outstanding capital stock of the Bank entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered at the home office of the Bank addressed to the chairman of the board, the president, or the secretary.

         SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted by the chairman of the annual or special meeting in accordance with the written procedures agreed to by the Board of Directors. The Board of Directors shall designate, when present, either the chairman of the board or one of its members to preside at such meetings.

         SECTION 5. NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Bank as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

         SECTION 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

         SECTION 7. VOTING LISTS. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Bank shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Bank and shall be subject to inspection by any shareholder of record or the shareholder's agent at any time during usual business hours for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the Board of Directors may elect to follow the procedures prescribed in Section 552.6(d) of the OTS's regulations as now or hereafter in effect.

         SECTION 8. QUORUM. A majority of the outstanding shares of the Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

         SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of

Directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

         SECTION 10. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership stands in the name of two or more persons, in the absence of written directions to the Bank to the contrary, at any meeting of the shareholders of the Bank, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares held in trust in an IRA or Keogh Account, however, may be voted by the Bank if no other instructions are received. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Bank nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Bank, shall be voted at any meeting, or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         SECTION 12. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint any person other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the Board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the chairman of the board or the president.

         Unless otherwise prescribed by regulations of the OTS, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

         SECTION 13. NOMINATING COMMITTEE. The Board of Directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Bank. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Bank at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Bank. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

         SECTION 14. NEW BUSINESS. Any new business to be taken up at the annual meeting of shareholders shall be stated in writing and filed with the secretary of the Bank at least five days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting; but no other proposal shall be acted upon the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

         SECTION 15. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter thereof.

                        ARTICLE III - BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. The business and affairs of the Bank shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a chairman of the board from among its members and, when present, the chairman of the board shall preside at its meetings. If the chairman of the board is not present, the directors present shall select one of its members to preside at its meetings.

         SECTION 2. NUMBER AND TERM. The Board of Directors shall consist of eight (8) members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

         SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this bylaw following the annual meeting of shareholders. The Board of Directors may provide by resolution, the time and place, for holding of additional regular meetings without other notice than such resolution. Directors may participate in a meeting by means of conference telephone or similar communications device by which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

         SECTION 4. QUALIFICATION. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Bank unless the Bank is a wholly owned subsidiary of a holding company.

         SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board or one-third of the directors. The persons authorized to call special meetings of the Board of Directors may fix any place, within the Bank's normal lending territory, as the place for holding any special meeting of the Board of Directors called by such persons.

         Members of the Board of Directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person for all purposes.

         SECTION 6. NOTICE. Written notice of any special meeting shall be given to each director at least 24 hours prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, when delivered to the telegraph company if sent by telegram, or when the Bank receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 7. QUORUM. A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

         SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by regulation of the OTS or by these bylaws.

         SECTION 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         SECTION 10. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the home office of the Bank addressed to the chairman of the board. Unless otherwise specified, such resignation shall take effect upon receipt thereof by the chairman of the board. More than three consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

         SECTION 11. VACANCIES. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

         SECTION 12. COMPENSATION. Directors, as such, may receive a stated fee for their services. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the Board of Directors may determine.

         SECTION 13. PRESUMPTION OF ASSENT. A director of the Bank who is present at a meeting of the Board of Directors at which action on any bank matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Bank within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 14. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

         For purposes of this section, removal for cause includes, as defined in 12 C.F.R. Section 563.39, or any successor regulation enacted by the OTS, "personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, [or a] willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order."

         SECTION 15. INTEGRITY OF DIRECTORS. A person is not qualified to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person against who a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

         SECTION 16. AGE LIMITATION. No person 70 years of age shall be eligible for election, reelection, appointment, or reappointment to the board of the Bank. No director shall serve as such beyond the annual meeting of the Bank following the director becoming 70. This age limitation does not apply to an advisory director.

                   ARTICLE IV - EXECUTIVE AND OTHER COMMITTEES

         SECTION 1. APPOINTMENT. The Board of Directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law or regulation.

         SECTION 2. AUTHORITY. The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors, except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the Board of Directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Bank, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Bank otherwise than in the usual and regular course of its business; a voluntary dissolution of the Bank; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

         SECTION 3. TENURE. Subject to the provisions of Section 8 of this
Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the

Board of Directors following his or her designation and until a successor is designated as a member of the executive committee.

         SECTION 4. MEETINGS. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

         SECTION 5. QUORUM. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

         SECTION 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

         SECTION 7. VACANCIES. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

         SECTION 8. RESIGNATIONS AND REMOVAL. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Bank. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 9. PROCEDURE. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure, which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting held next after the proceedings shall have occurred.

         SECTION 10. OTHER COMMITTEES. The Board of Directors may by resolution establish an audit, loan, or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Bank and may prescribe the duties, constitution, and procedures thereof.

                              ARTICLE V - OFFICERS

         SECTION 1. POSITIONS. The officers of the Bank shall be a president, one or more vice presidents, a secretary, and a treasurer or comptroller, each of whom shall be elected by the Board of Directors. The Board of Directors may also designate the Chairman of the Board as an officer. The offices of the secretary and treasurer or comptroller may be held by the same person and a vice president may also be either the secretary or the treasurer or comptroller. The Board of Directors may designate one or more vice presidents as executive vice president or senior vice president. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Bank may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Bank shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The Board of Directors may authorize the Bank to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article V.

         SECTION 3. REMOVAL. Any officer may be removed by the Board of Directors whenever, in its judgment, the best interests of the Bank will be served thereby, but such removal, other than for cause, shall be without prejudice to any contractual rights, if any, of the person so removed.

         For purposes of this section, removal for cause includes, as defined in 12 C.F.R. Section 563.39 or any successor regulation enacted by the Office, removal because of the officer's "personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, [or, a] willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order."

         SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the Board of Directors.

               ARTICLE VI - CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. CONTRACTS. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee or agent of the Bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Bank. Such authority may be general or confined to specific instances.

         SECTION 2. LOANS. No loans shall be contracted on behalf of the Bank and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

         SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Bank shall be signed by one or more officers, employees, or agents of the Bank in such manner as shall from time to time be determined by the Board of Directors.

         SECTION 4. DEPOSITS. All funds of the Bank not otherwise employed shall be deposited from time to time to the credit of the Bank in any duly authorized depositories as the Board of Directors may select.

            ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the Bank shall be in such form as shall be determined by the Board of Directors and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the Bank authorized by the Board of Directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Bank itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Bank. All certificates surrendered to the Bank for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Bank as the Board of Directors may prescribe.

         SECTION 2. TRANSFER OF SHARES. Transfer of shares of capital stock of the Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name the shares of capital stock stand on the books of the Bank shall be deemed by the Bank to be the owner for all purposes.

                           ARTICLE VIII - FISCAL YEAR

         The fiscal year of the Bank shall end on the 31st day of December of each year. The appointment of accountants shall be subject to annual ratification by the shareholders.

                             ARTICLE IX - DIVIDENDS

         Subject only to the terms of the Bank's charter and the regulations and orders of the Office, the Board of Directors may, from time to time, declare, and the Bank may pay, dividends on its outstanding shares of capital stock.

                           ARTICLE X - CORPORATE SEAL

         The Board of Directors shall provide a Bank seal, which shall be two concentric circles between which shall be the name of the Bank. The year of incorporation or an emblem may appear in the center.

                             ARTICLE XI - AMENDMENTS

         These bylaws may be amended in a manner consistent with regulations of the OTS and shall be effective after: (i) approval of the amendment by a majority vote of the authorized Board of Directors, or by a majority vote of the votes cast by the shareholders of the Bank at any legal meeting; and (ii) receipt of any applicable regulatory approval. If the Bank fails to meet its quorum requirements solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.

                          ARTICLE XII - INDEMNIFICATION

         The Bank shall indemnify all officers, directors and employees of the Bank, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Bank, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

                 FEDERAL MHC SUBSIDIARY HOLDING COMPANY CHARTER
                                       FOR
                     NAUGATUCK VALLEY FINANCIAL CORPORATION

                           SECTION 1. CORPORATE TITLE.

         The full corporate title of the MHC subsidiary holding company is Naugatuck Valley Financial Corporation (the "Holding Company").

                               SECTION 2. DOMICILE

         The domicile of the Holding Company is in the Borough of Naugatuck, in the State of Connecticut.

                              SECTION 3. DURATION.

         The duration of the Holding Company is perpetual.

                         SECTION 4. PURPOSE AND POWERS.

         The purpose of the Holding Company is to pursue any or all of the lawful objectives of a federal mutual holding company chartered under Section 10(o) of the Home Owners' Loan Act, 12 U.S.C. 1467a(o), and to exercise all the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("OTS").

                            SECTION 5. CAPITAL STOCK.

         The total number of shares of all classes of the capital stock which the Holding Company has authority to issue is twenty-six million shares (26,000,000), of which twenty-five million shares (25,000,000) shall be common stock, par value $.01 per share, and of which one million shares (1,000,000) shall be preferred stock, par value $.01 per share. The shares may be issued from time to time as authorized by the Board of Directors without further approval of shareholders except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Holding Company. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor, or services actually performed for the Holding Company, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the Board of Directors of the Holding Company, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the retained earnings of the Holding Company that is transferred to common stock or paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

         Except for the initial offering of shares of the Holding Company, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the Holding Company other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

         Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share: provided, that this restriction on voting separately by class or series shall not apply:

         (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the Board of Directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

         (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Holding Company with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Holding Company if the preferred stock is exchanged for securities of such other corporation; provided, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the OTS or the Federal Deposit Insurance Corporation;

         (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving Holding Company in a merger or consolidation for the Holding Company, shall not be considered to be such an adverse change.

         A description of the different classes and series (if any) of the Holding Company's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

         A. Common Stock. Except as provided in this Section 5 (or in any supplementary sections thereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder and there shall be no right to cumulate votes in an election of directors.

                  Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, or retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

                  In the event of any liquidation, dissolution, or winding up of the Holding Company, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Holding Company available for distribution remaining after: (i) payment or provision for payment of the Holding Company's debts and liabilities; (ii) distributions or provision for distributions in settlement of a liquidation account; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Holding Company. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

         B. Preferred Stock. The Holding Company may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

                  (a) The distinctive serial designation and the number of shares constituting such series;

                  (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s) the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

                  (c) The voting powers, full or limited, if any, of the shares of such series;

                  (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

                  (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Holding Company;

                  (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

                  (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Holding Company and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                  (h) The price or other consideration for which the shares of such series shall be issued; and

                  (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

         Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

         The Board of Directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series, and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

         Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the Board of Directors, the Holding Company shall file with the Secretary to the OTS a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

            SECTION 6. CERTAIN PROVISIONS APPLICABLE FOR FIVE YEARS.

         Notwithstanding anything contained in the Holding Company's charter or bylaws to the contrary, for a period of five years from the date of an initial minority stock offering of shares of common stock of the Holding Company, the following provisions shall apply:

         A. Beneficial Ownership Limitation. No person other than Naugatuck Valley Mutual Holding Company shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10 percent of any class of any equity security of the Holding Company. This limitation shall not apply to a transaction in which the Holding Company forms a holding company in conjunction with conversion, or thereafter, if such formation is without change in the respective beneficial ownership interests of the Holding Company's shareholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirements under
                  Section 574.3(c)(1)(vi) of the OTS's Regulations.

                  In the event shares are acquired in violation of this Section 6, all shares beneficially owned by any person in excess of 10 percent shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the shareholders for a vote.

         For the purposes of this Section 6, the following definitions apply:

                  (i) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Holding Company.

                  (ii) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

                  (iii) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

                  (iv) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

         B. Call for Special Meetings. Special meetings of shareholders relating to changes in control of the Holding Company or amendments to its charter shall be called only at the direction of the Board of Directors.

                          SECTION 7. PREEMPTIVE RIGHTS.

         Holders of the capital stock of the Holding Company are not entitled to preemptive rights with respect to any shares of the Holding Company that may be issued.

                              SECTION 8. DIRECTORS.

         The Holding Company shall be under the direction of a Board of Directors. The authorized number of directors, as stated in the Holding Company's bylaws, shall be not be fewer than five nor more than 15 except when a greater or lesser number is approved by the Director of the OTS, or his or her delegate.

                        SECTION 9. AMENDMENT OF CHARTER.

         Except as provided in Section 5, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is proposed by the Board of Directors of the Holding Company, approved by the shareholders by a majority of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise is required, and approved or preapproved by the OTS.

                                         NAUGATUCK VALLEY FINANCIAL
                                         CORPORATION

Attest:

__________________________               _______________________________________
Bernadette A. Mole                       John C. Roman
Corporate Secretary                      President and Chief Executive Officer

Attest:                                  Office of Thrift Supervision

__________________________               By: _____________________________
Secretary
Office of Thrift Supervision

                                         EFFECTIVE DATE: _______________________

                                    BYLAWS OF
                     NAUGATUCK VALLEY FINANCIAL CORPORATION

                             ARTICLE I. HOME OFFICE

         The home office of Naugatuck Valley Financial Corporation (the "Subsidiary Holding Company") is 333 Church Street, Naugatuck, in the County of New Haven, in the State of Connecticut.

                            ARTICLE II. SHAREHOLDERS

         Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the Subsidiary Holding Company or at such other convenient place as the board of directors may determine.

         Section 2. Annual Meeting. A meeting of the shareholders of the Subsidiary Holding Company for the election of directors and for the transaction of any other business of the Subsidiary Holding Company shall be held annually within 150 days after the end of the Subsidiary Holding Company's fiscal year on such date as the board of directors may determine.

         Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision ("OTS") or the Federal Stock Charter of the Subsidiary Holding Company, may be called at any time by the chairman of the board, the president or a majority of the board of directors, and shall be called by the chairman of the board, the president or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the Subsidiary Holding Company entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Subsidiary Holding Company addressed to the chairman of the board, the president or the secretary.

         Section 4. Conduct of Meetings. Annual and special meetings shall be conducted by the person designated by the board of directors to preside at such meetings in accordance with the written procedures agreed to by the board of directors. The board of directors shall designate, when present, either the chairman of the board or such other person as designated by the board of directors to preside at such meetings.

         Section 5. Notice of Meetings. Written notice stating the place, day and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Subsidiary Holding Company as of the record date prescribed in Section 6 of this Article II, with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

         Section 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

         Section 7. Voting Lists. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Subsidiary Holding Company shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Subsidiary Holding Company and shall be subject to inspection by any shareholder of record or the shareholder's agent at any time during usual business hours, for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record or any shareholder's agent during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed in Section 552.6(d) of the OTS's Regulations as now or hereafter in effect.

         Section 8. Quorum. A majority of the outstanding shares of the Subsidiary Holding Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

         Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

         Section 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Subsidiary Holding Company to the contrary, at any meeting of the shareholders of the Subsidiary Holding Company any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares held in trust in an IRA or Keogh Account, however, may be voted by the Subsidiary Holding Company if no other instructions are received. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Subsidiary Holding Company, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Subsidiary Holding Company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         Section 12. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the chairman of the board or the president.

         Unless otherwise prescribed by regulations of the OTS, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

         Section 13. Nominating Committee. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Subsidiary Holding Company. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Subsidiary Holding Company at least 30 days prior to the date of the annual meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or such public disclosure was made. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Subsidiary Holding Company. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

         Section 14. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary at least 30 days before the date of the annual meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or such public disclosure was made, and all business so stated, proposed and filed shall be considered at the annual meeting so long as such business relates to a proper subject matter for shareholder action. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least 30 days before the meeting, such proposal shall be laid over for action at an adjourned, special or annual meeting of the shareholders taking place 30 days or more thereafter. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposed to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and (b) the name and address of such shareholder and the class and number of shares of the Subsidiary Holding Company which are owned of record or beneficially by such shareholder. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

         Section 15. Informal Action by Shareholders. Any action required to be taken at a meeting of shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter thereof.

                         ARTICLE III. BOARD OF DIRECTORS

         Section 1. General Powers. The business and affairs of the Subsidiary Holding Company shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board from among its members and, when present, the chairman of the board shall preside at its meetings. If the chairman of the board is not present, the board shall select one of its members to preside at its meeting.

         Section 2. Number and Term. The board of directors shall consist of eight (8) members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

         Section 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw following the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, for the holding of additional regular meetings without other notice than such resolution. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

         Section 4. Qualification. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Subsidiary Holding Company unless the Subsidiary Holding Company is a wholly owned subsidiary of a holding company.

         Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board or by one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

         Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear and speak to each other. Such participation shall constitute presence in person for all purposes.

         Section 6. Notice. Written notice of any special meeting shall be given to each director at least 24 hours prior thereto when delivered personally or by telegram, or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, when delivered to the telegraph company if sent by telegram or when the Subsidiary Holding Company receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         Section 7. Quorum. A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

         Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by regulation of the OTS or by these bylaws.

         Section 9. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Subsidiary Holding Company addressed to the chairman of the board. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

         Section 11. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

         Section 12. Compensation. Directors, as such, may receive a stated fee for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine.

         Section 13. Presumption of Assent. A director of the Subsidiary Holding Company who is present at a meeting of the board of directors at which action on any Subsidiary Holding Company matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Subsidiary Holding Company within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 14. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director may be removed only for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the Charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

         Section 15. Integrity of Directors. A person is not qualified to serve as a director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person against who a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

         Section 16. Age Limitation. No person 70 years of age shall be eligible for election, reelection, appointment, or reappointment to the board of the Subsidiary Holding Company. No director shall serve as such beyond the annual meeting of the Subsidiary Holding Company following the director becoming 70. This age limitation does not apply to an advisory director.

                   ARTICLE IV. EXECUTIVE AND OTHER COMMITTEES

         Section 1. Appointment. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

         Section 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the Charter or bylaws of the Subsidiary Holding Company, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the Subsidiary Holding Company otherwise than in the usual and regular course of its business; a voluntary dissolution of the Subsidiary Holding Company; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

         Section 3. Tenure. Subject to the provisions of Section 8 of this
Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

         Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

         Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

         Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

         Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

         Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Subsidiary Holding Company. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

         Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

         Section 10. Other Committees. The board of directors may by resolution establish an audit, loan, or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Subsidiary Holding Company and may prescribe the duties, constitution and procedures thereof.

                               ARTICLE V. OFFICERS

         Section 1. Positions. The officers of the Subsidiary Holding Company shall be a chief executive officer, a president, one or more vice presidents, a secretary and a treasurer or comptroller, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The offices of the secretary and treasurer or comptroller may be held by the same person and a vice president may also be either the secretary or the treasurer or comptroller. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Subsidiary Holding Company may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         Section 2. Election and Term of Office. The officers of the Subsidiary Holding Company shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The board of directors may authorize the Subsidiary Holding Company to enter into an employment contract with any officer in accordance with regulations of the OTS; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

         Section 3. Removal. Any officer may be removed by the board of directors whenever in its judgment the best interests of the Subsidiary Holding Company will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

         Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

         Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors.

                ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 1. Contracts. To the extent permitted by regulations of the OTS, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Subsidiary Holding Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Subsidiary Holding Company. Such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the Subsidiary Holding Company and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Subsidiary Holding Company shall be signed by one or more officers, employees or agents of the Subsidiary Holding Company in such manner as shall from time to time be determined by the board of directors.

         Section 4. Deposits. All funds of the Subsidiary Holding Company not otherwise employed shall be deposited from time to time to the credit of the Subsidiary Holding Company in any duly authorized depositories as the board of directors may select.

                      ARTICLE VII. CERTIFICATES FOR SHARES
                               AND THEIR TRANSFER

         Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Subsidiary Holding Company shall be in such form as shall be determined by the board of directors and approved by the OTS. Such certificates shall be signed by the chief executive officer or by any other officer of the Subsidiary Holding Company authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Subsidiary Holding Company itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Subsidiary Holding Company. All certificates surrendered to the Subsidiary Holding Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Subsidiary Holding Company as the board of directors may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of capital stock of the Subsidiary Holding Company shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Subsidiary Holding Company. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Subsidiary Holding Company shall be deemed by the Subsidiary Holding Company to be the owner for all purposes.

                            ARTICLE VIII. FISCAL YEAR

         The fiscal year of the Subsidiary Holding Company shall end on December 31 of each year. The appointment of accountants shall be subject to annual ratification by the shareholders.

                              ARTICLE IX. DIVIDENDS

         Subject to the terms of the Subsidiary Holding Company's Charter and the regulations and orders of the OTS, the board of directors may, from time to time, declare, and the Subsidiary Holding Company may pay, dividends on its outstanding shares of capital stock.

                            ARTICLE X. CORPORATE SEAL

         The board of directors shall provide a Subsidiary Holding Company seal, which shall be two concentric circles between which shall be the name of the Subsidiary Holding Company. The year of incorporation or an emblem may appear in the center.

                             ARTICLE XI. AMENDMENTS

         These bylaws may be amended in a manner consistent with regulations of the OTS and shall be effective after: (i) approval of the amendment by a majority vote of the authorized board of directors, or by a majority vote of the votes cast by the shareholders of the Subsidiary Holding Company at any legal meeting, and (ii) receipt of any applicable regulatory approval. When the Subsidiary Holding Company fails to meet its quorum requirements, solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.

                          ARTICLE XII. INDEMNIFICATION

         The Subsidiary Holding Company shall indemnify all officers, directors and employees of the Subsidiary Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Subsidiary Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

                     FEDERAL MUTUAL HOLDING COMPANY CHARTER
                                       FOR
                     NAUGATUCK VALLEY MUTUAL HOLDING COMPANY

         Section 1. Corporate title. The name of the mutual holding company hereby chartered is Naugatuck Valley Mutual Holding Company (the "Mutual Company").

         Section 2. Duration. The duration of the Mutual Company is perpetual.

         Section 3. Purpose and powers. The purpose of the Mutual Company is to pursue any or all of the lawful objectives of a federal mutual savings and loan holding company chartered under section 10(o) of the Home Owners' Loan Act, 12 U.S.C. 1467a(o), and to exercise all of the express, implied, and incidental powers conferred thereby and all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision (the "OTS").

         Section 4. Capital. The Mutual Company shall have no capital stock.

         Section 5. Members. All holders of the savings, demand or other authorized accounts of Naugatuck Valley Savings and Loan (the "Bank") are members of the Mutual Company. With respect to all questions requiring action by the members of the Mutual Company, each holder of an account in the Bank shall be permitted to cast one vote for each $100, or fraction thereof, of the withdrawal value of the member's account. No member, however, shall cast more than 1,000 votes. All accounts shall be nonassessable.

         Section 6. Directors. The Mutual Company shall be under the direction of a board of directors. The authorized number of directors shall not be fewer than five nor more than fifteen, as fixed in the Mutual Company's bylaws, except that the number of directors may be decreased to a number less than five or increased to a number greater than fifteen with the prior approval of the Director of the OTS or his or her delegate.

         Section 7. Capital, surplus, and distribution of earnings. The Mutual Company shall distribute net earnings to account holders of the Bank on such basis and in accordance with such terms and conditions as may from time to time be authorized by the Director of the OTS; provided, however, that the Mutual Company may establish minimum-balance requirements for account holders to be eligible for distribution of earnings.

         All holders of accounts of the Bank shall be entitled to equal distribution of assets of the Mutual Company, pro rata to the value of their accounts in the Bank, in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Mutual Company.

         Section 8. Amendment of Charter. Adoption of any pre-approved charter amendment shall be effective after such pre-approved amendment has been submitted to and approved by the members at a legal meeting. Any other amendment, addition, change or repeal of this charter must be approved by the OTS prior to approval by the members at a legal meeting, and shall be effective upon filing with the OTS in accordance with regulatory procedures.

Attest:                                  NAUGATUCK VALLEY MUTUAL HOLDING COMPANY

________________________________         _____________________________________
Bernadette A. Mole                       John C. Roman
Corporate Secretary                      President and Chief Executive Officer

Attest:                                  Office of Thrift Supervision

________________________________         By:__________________________________
Secretary
Office of Thrift Supervision

                                         EFFECTIVE DATE:______________________

                                     BYLAWS
                                       OF
                     NAUGATUCK VALLEY MUTUAL HOLDING COMPANY

         1. Annual meeting of members. The annual meeting of the members of the Mutual Company for the election of directors and for the transaction of any other business of the Mutual Company shall be held, as designated by the board of directors, at a location within the state that constitutes the principal place of business of the Mutual Company, or at any other convenient place the board of directors may designate, on a day and time that is within 150 days after the end of the Mutual Company's fiscal year. At each annual meeting, the officers shall make a full report of the financial condition of the Mutual Company and of its progress for the preceding year and shall outline a program for the succeeding year. Annual meetings shall be conducted by the chairman of the annual meeting in accordance with the written procedures agreed to by the board of directors.

         2. Special meetings of members. Special meetings of the members of the Mutual Company may be called at any time by the president or the majority of the board of directors and shall be called by the president or the secretary upon the written request of members of record, holding in the aggregate at least 10% or more of the voting capital of the Mutual Company. For purposes of this
Section 2, "voting capital" shall mean the maximum number of votes eligible to be cast at a legal meeting of members as determined at the most recent practicable date. Such written request shall state the purpose of the meeting and shall be delivered at the principal place of business of the Mutual Company addressed to the chairman of the board. The business which may be brought before and acted upon at any special meeting shall be limited to those matters specified by the board of directors or, in the case of a special meeting called by the members pursuant to this Section 2, those matters specified by such members in the written request delivered to the chairman of the board or the secretary. Special meetings shall be conducted by the chairman of the special meeting in accordance with written procedures agreed to by the board of directors.

         3. Notice of meeting of members. Notice of each annual or special meeting shall be either published once a week for the two successive calendar weeks (in each instance on any day of the week) immediately prior to the week in which such meeting shall convene, in a newspaper printed in the English language and of general circulation in the city or county in which the principal place of business of the Mutual Company is located, or mailed postage-prepaid at least 15 days and not more than 45 days prior to the date on which such meeting shall convene, to each of its members of record at the last address appearing on the books of the Mutual Company. Such notice shall state the name of the Mutual Company, the place of the meeting, the date and time when it shall convene, and the matters to be considered. A similar notice shall be posted in a conspicuous place in each of the offices of the Naugatuck Valley Savings and Loan (the "Bank") during the 14 days immediately preceding the date on which such meeting shall convene. If any member, in person or by authorized attorney, shall waive in writing notice of any meeting of members, notice thereof need not be given to such member. When any meeting is adjourned for 30 days or more, notice of the adjournment and reconvening of the meeting shall be given as in the case of the original meeting.

         4. Fixing of record date. For the purpose of determining members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or in order to make a determination of members for any other proper purpose, the board of directors shall fix in advance a record date for any such determination of members. Such date shall be not more than 60 days nor fewer than 10 days prior to the date on which the action, requiring such determination of members, is to be taken. The member entitled to participate in any such action shall be the member of record on the books of the Mutual Company on such record date. The number of votes which each member shall be entitled to cast at any meeting of the members shall be determined from the books of the Mutual Company as of such record date. Any member of such record date who ceases to be a member prior to such meeting shall not be entitled to vote at that meeting. The same determination shall apply to any adjourned meeting.

         5. Member quorum. Any number of members present and voting, represented in person or by proxy, at a regular or special meeting of the members shall constitute a quorum. A majority of all votes cast at any meeting of the members shall determine any question, unless otherwise required by regulation. Directors, however, are elected by a plurality of the votes cast at an election of directors. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called. Members present at a duly constituted meeting may continue to transact business until adjournment.

         6. Voting by proxy. Voting at any annual or special meeting of the members may be by proxy pursuant to the rules and regulations of the Office of Thrift Supervision (the "OTS"), provided, that no proxies shall be voted at any meeting unless such proxies shall have been placed on file with the secretary of the Mutual Company, for verification, prior to the convening of such meeting. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the member. All proxies with a term greater than eleven months or solicited at the expense of the Mutual Company must run to the board of directors as a whole, or to a committee appointed by a majority of such board. Accounts held by an administrator, executor, guardian, conservator or receiver may be voted in person or by proxy by such person. Accounts held by a trustee may be voted by such trustee either in person or by proxy, in accordance with the terms of the trust agreement, but no trustee shall be entitled to vote accounts without a transfer or such accounts into the trustee name. Accounts held in trust in an IRA or Keogh Account, however, may be voted by the Mutual Company if no other instructions are received. Joint accounts shall be entitled to no more than 1,000 votes, and any owner may cast all the votes unless the Mutual Company has otherwise been notified in writing.

         7. Communication between members. Communication between members shall be subject to any applicable rules or regulations of the OTS. No member, however, shall have the right to inspect or copy any portion of any books or records of the Mutual Company or the Bank containing: (i) a list of depositors in or borrowers from the Bank; (ii) their addresses; (iii) individual deposit or loan balances or records; or (iv) any data from which such information could reasonably be constructed.

         8. Number of directors. The number of directors of the Mutual Company shall be eight (8), except where authorized by the OTS. Each director shall be a member of the Mutual Company. Directors shall be elected for periods of one to three years and until their successors are elected and qualified, but if a staggered board is chosen, provision shall be made for the election of approximately one-third or one-half of the board each year, as appropriate.

         9. Meetings of the board. The board of directors shall meet at least annually at the principal place of business of the Mutual Company at an hour and date fixed by resolution of the board, provided that the place of meeting may be changed by the directors. Special meetings of the board may be held at any place specified in a notice of such meeting and shall be called by the secretary upon the written request of the chairman of the board or of three directors. All special meetings shall be held upon at least 24 hours written notice to each director unless notice is waived in writing before or after such meeting. Such notice shall state the place, date, time, and purposes of such meeting. A majority of the authorized directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board. Action may be taken without a meeting if unanimous written consent is obtained for such action.

         Members of the board of directors may participate in meetings by means of conference telephone or in similar communications equipment by which all persons participating in the meeting can hear and speak to each other.

         The meetings shall be under the direction of a chairman, appointed annually by the board, or in the absence of the chairman, the meetings shall be under the direction of another member designated by the Board. Regular and special meetings of the board shall be conducted in accordance with the rules determined by the chairman.

         10. Officers, employees and agents. Annually at the meeting of the board of directors of the Mutual Company following the annual meeting of the members of the Mutual Company, the board of directors shall elect a president, one or more vice presidents, a secretary, officer and a treasurer or comptroller; Provided, that the offices of president and secretary may not be held by the same person and a vice president may also be the treasurer or comptroller. The board may appoint such additional officers, employees and agents as it may from time to time determine, including a chief executive officer. The board of directors may also designate the chairman of the board as an officer. The term of office of all officers shall be one year or until their respective successors are elected and qualified. Any officer may be removed at any time by the board with or without cause, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed. In the absence of designation from time to time of powers and duties by the board, the officers shall have such powers and duties as generally pertain to their respective offices.

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

         11. Vacancies, resignation or removal of directors. Members of the Mutual Company shall elect directors by ballot; provided, that in the event of a vacancy on the board between meetings of members, the board of directors may, by their affirmative vote, fill such vacancy, even if the remaining directors constitute less than a quorum. A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the members. Any director may resign at any time by sending a written notice of such resignation to the office of the Mutual Company delivered to the secretary. Unless otherwise specified therein such resignation shall take effect upon receipt by the secretary. More than three consecutive absences from regular meetings of the board, unless excused by resolution of the board, shall automatically constitute a resignation, effective when such resignation is accepted by the board.

         At a meeting of members called expressly for that purpose, directors or the entire board may be removed, only with cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         12. Integrity of Directors. A person is not qualified to serve as a director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person against who a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

         13. Powers of the board. The board of directors shall have the power:

                  (a) By resolution, to appoint from among its members and remove an executive committee, which committee shall have and may exercise the powers of the board between the meetings of the board, but no such committee shall have the authority of the board to amend the charter or bylaws, adopt a plan of merger, consolidation, dissolution, or provide for the disposition of all or substantially all of the property and assets of the Mutual Company. Such committee shall not operate to relieve the board, or any member thereof, of any responsibility imposed by law;

                  (b) To appoint and remove by resolution the members of such other committees as may be deemed necessary and prescribe the duties thereof;

                  (c) To fix the compensation of directors, officers, and employees; and to remove any officer or employee at any time with or without cause;

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

                  (d) To extend leniency and indulgence to borrowing members who are in distress and generally to compromise and settle any debts and claims;

                  (e)      To limit payments on capital which may be accepted;

                  (f) To reject an application for an account or membership; and

                  (g) To exercise any and all of the powers of the Mutual Company not expressly reserved by the charter to the members.

         14. Execution of instruments, generally. All documents and instruments or writings of any nature shall be signed, executed, verified, acknowledged, and delivered by such officers, agents, or employees of the Mutual Company or any one of them and in such manner as from time to time may be determined by resolution of the board. All notes, drafts, acceptances, checks, endorsements, and all evidences of indebtedness of the Mutual Company whatsoever shall be signed by such officer or officers or such agent or agents of the Mutual Company and in such manner as the board may from time to time determine. Endorsements for deposit to the credit of the Mutual Company in any of its duly authorized depositories shall be made in such manner as the board may from time to time determine. Proxies to vote with respect to shares or accounts of other associations or stock of other corporations owned by, or standing in the name of, the Mutual Company may be executed and delivered from time to time on behalf of the Mutual Company by the president and the secretary of the Mutual Company or by any other persons so authorized by the board.

         15. Nominating committee. The chairman, at least 30 days prior to the date of each annual meeting, shall appoint a nominating committee of three persons who are members of the Mutual Company. Such committee shall make nominations for directors in writing and deliver to the secretary such written nominations at least 15 days prior to the date of the annual meeting, which nominations shall then be posted in a prominent place in the principal place of business for the 15-day period prior to the date of the annual meeting, except in the case of a nominee substituted as a result of death or other incapacity. Provided such committee is appointed and makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by members are made in writing and delivered to the secretary of the Mutual Company at least 10 days prior to the date of the annual meeting, which nominations shall then be posted in a prominent place in the principal place of business for the 10-day period prior to the date of the annual meeting, except in the case of a nominee substituted as a result of death or other incapacity. Ballots bearing the names of all persons nominated by the nominating committee and by other members prior to the annual meeting shall be provided for use by the members at the annual meeting. If at any time the chairman shall fail to appoint such nominating committee, or the nominating committee shall fail or refuse to act at least 15 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any member and shall be voted upon.

         16. New business. Any new business to be taken up at the annual meeting, including any proposal to increase or decrease the number of directors of the Mutual Company, shall be stated in writing and filed with the secretary of the Mutual Company at least 30 days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any member may make any other proposal at the annual meeting and the same may be discussed and considered; but unless stated in writing and filed with the secretary 30 days before the meeting, such proposal shall be laid over for action at an adjourned, special, or regular meeting of the members taking place at least 30 days thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of the reports of officers and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

         17. Seal. The seal shall be two concentric circles between which shall be the name of the Mutual Company. The year of incorporation, the word "incorporated," or an emblem may appear in the center.

         18. Indemnification. The Mutual Company shall indemnify all officers, directors and employees of the Mutual Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Mutual Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

         19.      Amendment. Adoption of any bylaw amendment pursuant to
Section 544.5 of the OTS's regulations, as long as consistent with applicable law, rules and regulations, and which adequately addresses the subject and purpose of the stated bylaw section, shall be effective after: (i) approval of the amendment by a majority vote of the authorized board, or by a vote of the members of the Mutual Company at a legal meeting, and (ii) receipt of any applicable regulatory approval. When the Mutual Company fails to meet its quorum requirement, solely due to vacancies on the board, the bylaws may be amended by an affirmative vote of a majority of the sitting board.

         20. Age Limitation. No person 70 years of age shall be eligible for election, reelection, appointment, or reappointment to the board of the Mutual Company. No director shall serve as such beyond the annual meeting of the Mutual Company following the director becoming 70. This age limitation does not apply to an advisory director.

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